                                                                    EXHIBIT 10.2


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT




                          Dated as of October 22, 1999



                                      Among

                           QUEEN SAND RESOURCES, INC.,
                             a Delaware corporation,
                                  as Guarantor,

                           QUEEN SAND RESOURCES, INC.,
                              a Nevada corporation,
                                  as Borrower,


                          FOOTHILL CAPITAL CORPORATION,
                            as Administrative Agent,


                                       and


                               ABLECO FINANCE LLC,
                               as Collateral Agent

                                       and

                          The Lenders Signatory Hereto




                                TABLE OF CONTENTS


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ARTICLE I Definitions and Accounting Matters......................................................................2

         Section 1.01.Terms Defined in Recitals...................................................................2

         Section 1.02.Certain Defined Terms.......................................................................2

         Section 1.03.Accounting Terms and Determinations........................................................26

ARTICLE II Commitments...........................................................................................26

         Section 2.01.Loans......................................................................................26

         Section 2.02.Borrowings.................................................................................27

         Section 2.03.Changes of Commitments.....................................................................29

         Section 2.04.Fees.......................................................................................29

         Section 2.05.Several Obligations........................................................................30

         Section 2.06.Loan Account...............................................................................30

         Section 2.07.Prepayments................................................................................30

         Section 2.08.Borrowing Base.............................................................................31

         Section 2.09.Registered Notes...........................................................................33

         Section 2.10.Securitization.............................................................................33

         Section 2.11.Administrative Procedures and Settlement...................................................34

         Section 2.12.Administrative Agent Advances..............................................................36

         Section 2.13.Optional Overadvances......................................................................36

         Section 2.14.Apportionment, Application, and Reversal of Payments.......................................37

         Section 2.15.Cash Management............................................................................38

         Section 2.16.Letter of Credit Subfacility...............................................................40

ARTICLE III Payments of Principal and Interest...................................................................44

         Section 3.01.Repayment of Loans.........................................................................44

         Section 3.02.Interest...................................................................................44



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                                TABLE OF CONTENTS


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ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc.......................................................44

         Section 4.01.Payments...................................................................................44

         Section 4.02.Pro Rata Treatment.........................................................................45

         Section 4.03.Computations...............................................................................45

         Section 4.04.Non-receipt of Funds by the Administrative Agent...........................................45

         Section 4.05.Set-off- Sharing of Payments, Etc..........................................................46

         Section 4.06.Taxes......................................................................................47

         Section 4.07.Disposition of Proceeds ...................................................................50

ARTICLE V [intentionally omitted]................................................................................50

ARTICLE VI Conditions Precedent and Subsequent...................................................................50

         Section 6.01.Initial Funding............................................................................50

         Section 6.02.Initial and Subsequent Loans...............................................................52

         Section 6.03.Conditions Relating to Letters of Credit...................................................53

         Section 6.04.Certificate Regarding Incurrence of Debt under Senior Indenture............................53

         Section 6.05.Conditions Subsequent......................................................................53

ARTICLE VII Representations and Warranties.......................................................................54

         Section 7.01.Corporate Existence........................................................................54

         Section 7.02.Financial Condition........................................................................55

         Section 7.03.Litigation.................................................................................56

         Section 7.04.No Breach..................................................................................56

         Section 7.05.Authority..................................................................................56

         Section 7.06.Approvals..................................................................................57

         Section 7.07.Use of Loans...............................................................................57

         Section 7.08.ERISA......................................................................................57



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                                TABLE OF CONTENTS


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         Section 7.09.Taxes......................................................................................58

         Section 7.10.Titles, etc................................................................................58

         Section 7.11.No Material Misstatements..................................................................59

         Section 7.12.Investment Company Act.....................................................................59

         Section 7.13.Public Utility Holding Company Act.........................................................59

         Section 7.14.Subsidiaries and Partnership...............................................................59

         Section 7.15.Location of Business and Offices...........................................................60

         Section 7.16.Defaults...................................................................................60

         Section 7.17.Environmental Matters......................................................................60

         Section 7.18.Compliance with the Law....................................................................61

         Section 7.19.Insurance..................................................................................62

         Section 7.20.Risk Management Agreements.................................................................62

         Section 7.21.Restriction on Liens.......................................................................62

         Section 7.22.Gas Imbalances.............................................................................62

         Section 7.23.Material Agreements........................................................................63

         Section 7.24.Solvency...................................................................................63

         Section 7.25.Brokerage Fees.............................................................................63

ARTICLE VIII Affirmative Covenants...............................................................................63

         Section 8.01.Financial Statements and Collateral Reports................................................64

         Section 8.02.Litigation.................................................................................67

         Section 8.03.Maintenance, Etc...........................................................................67

         Section 8.04.Environmental Matters......................................................................69

         Section 8.05.Further Assurances.........................................................................69

         Section 8.06.Performance of Obligations.................................................................70



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                                TABLE OF CONTENTS


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         Section 8.07.Engineering Reports........................................................................70

         Section 8.08.Title Information..........................................................................71

         Section 8.09.Additional Collateral......................................................................72

         Section 8.10.ERISA Information and Compliance...........................................................73

         Section 8.11.Hedging Program............................................................................73

ARTICLE IX Negative Covenants....................................................................................74

         Section 9.01.Debt.......................................................................................74

         Section 9.02.Liens......................................................................................75

         Section 9.03.Investments, Loans and Advances............................................................75

         Section 9.04.Dividends, Distributions and Redemptions...................................................76

         Section 9.05.Sales and Leasebacks.......................................................................77

         Section 9.06.Nature of Business.........................................................................77

         Section 9.07.Limitation on Leases.......................................................................77

         Section 9.08.Mergers, Etc...............................................................................77

         Section 9.09.Proceeds of Loans..........................................................................77

         Section 9.10.ERISA Compliance...........................................................................78

         Section 9.11.Sale or Discount of Receivables............................................................79

         Section 9.12.Current Ratio and Interest Coverage Ratio..................................................79

         Section 9.13.Accounts Payable...........................................................................79

         Section 9.14.Sale of Oil and Gas Properties.............................................................80

         Section 9.15.Environmental Matters......................................................................80

         Section 9.16.Transactions with Affiliates...............................................................80

         Section 9.17.Subsidiaries and Partnerships..............................................................80

         Section 9.18.Negative Pledge Agreements.................................................................81



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                                TABLE OF CONTENTS


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         Section 9.19.Gas Imbalances, Take-or-Pay or Other Prepayments...........................................81

         Section 9.20.Material Agreements........................................................................81

         Section 9.21.Repayment of Other Debt....................................................................81

         Section 9.22.Limitations on Capital Expenditures........................................................82

         Section 9.23.Preferred Stock............................................................................82

         Section 9.24.Securities Accounts........................................................................82

         Section 9.25.QSR Canada.................................................................................82

ARTICLE X Events of Default; Remedies............................................................................83

         Section 10.01.Events of Default.........................................................................83

         Section 10.02.Remedies..................................................................................84

ARTICLE XI The Agent.............................................................................................85

         Section 11.01.Appointment, Powers and Immunities........................................................85

         Section 11.02.Reliance by Agent.........................................................................87

         Section 11.03.Defaults..................................................................................87

         Section 11.04.Rights as a Lender........................................................................88

         Section 11.05.COSTS AND EXPENSES; INDEMNIFICATION.......................................................88

         Section 11.06.Non-Reliance on Agent and other Lenders...................................................89

         Section 11.07.Action by Agents..........................................................................90

         Section 11.08.Resignation or Removal of Agent...........................................................90

         Section 11.09.Collateral Sub-Agents.....................................................................91

         Section 11.10.Communications by Obligors................................................................91

         Section 11.11.Collateral Matters........................................................................92

         Section 11.12.Restrictions on Actions by the Agents and the Lenders; Sharing Payments...................92

         Section 11.13.Several Obligations; No Liability.........................................................93


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                                TABLE OF CONTENTS


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ARTICLE XII Miscellaneous........................................................................................94

         Section 12.01.Waiver....................................................................................94

         Section 12.02.Notices...................................................................................94

         Section 12.03.Payment of Expenses, Indemnities, etc.....................................................94

         Section 12.04.Amendments, Etc...........................................................................96

         Section 12.05.Successors and Assigns....................................................................97

         Section 12.06.Assignments and Participations............................................................97

         Section 12.07.Invalidity................................................................................99

         Section 12.08.Counterparts..............................................................................99

         Section 12.09.References................................................................................99

         Section 12.10.Survival..................................................................................99

         Section 12.11.Captions.................................................................................100

         Section 12.12.NO ORAL AGREEMENTS.......................................................................100

         Section 12.13.GOVERNING LAW; SUBMISSION TO JURISDICTION................................................100

         Section 12.14.Interest.................................................................................101

         Section 12.15.Confidentiality..........................................................................103

         Section 12.16.EXCULPATION PROVISIONS...................................................................104

         Section 12.17.Designated Senior Indebtedness...........................................................104

         Section 12.18.Amendments to Prior Loan Documents.......................................................105



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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Schedule C-1             - List of Commitments
Schedule S-1             - List of Security Instruments
Schedule P-1               List of Principal Properties
Exhibit B                - Form of Borrowing, Continuation and Conversion Request
Exhibit C                - Form of Compliance Certificate
Exhibit D                - List of Security Instruments
Exhibit E-1              - Form of Assignment Agreement
Exhibit 2.02             - Notices
Exhibit N-1                Form of NYMEX Quote
Exhibit PV-1               Basis Differential to NYMEX Swap Price
Exhibit T-1                Form of Transfer Order Letters

Schedule 2.15              Cash Management Bank Accounts
Schedule 7.01              Capitalization
Schedule 7.02            - Liabilities
Schedule 7.03            - Litigation
Schedule 7.10            - Titles, etc.
Schedule 7.14            - Subsidiaries and Partnerships
Schedule 7.17            - Environmental Matters
Schedule 7.19            - Insurance
Schedule 7.20            - Risk Management Agreements
Schedule 7.21            - Restrictions of Liens
Schedule 7.22            - Gas Imbalances
Schedule 7.23            - Material Agreements
Schedule 9.01            - Debt
Schedule 9.02            - Liens
Schedule 9.03            - Investments, Loans and Advances

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 22, 1999, is among: QUEEN SAND RESOURCES, INC., a corporation formed under the laws of the State of Delaware ("QSRD"); QUEEN SAND RESOURCES, INC., a corporation formed under the laws of the State of Nevada (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); FOOTHILL CAPITAL CORPORATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and ABLECO FINANCE LLC, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                                 R E C I T A L S

         A. QSRD, the Borrower, certain lenders (the "Prior Lenders") and the Bank of Montreal, as agent for the Prior Lenders (the "Prior Agent"), are parties to that certain Amended and Restated Credit Agreement dated as of April 17, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 1, 1998, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 10, 1998, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 13, 1998, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of May 14, 1999 (such credit agreement, as amended, the "Prior Credit Agreement").

         B. QSRD, the Borrower, certain lenders and the Prior Agent were parties to that certain Credit Agreement dated as of August 1, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 3, 1997, as further amended by that certain Second Amendment to Credit Agreement dated as of December 29, 1997, as further amended by that certain Third Amendment to Credit Agreement dated as of February 10, 1998, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of March 20, 1998 (such credit agreement, as amended, the "Original Credit Agreement"). The Original Credit Agreement was amended and restated, in its entirety, by the Prior Credit Agreement.

         C. QSRD and the Borrower have requested that (i) the Lenders assume the obligations of the Prior Lenders under the Prior Credit Agreement, (ii) the Administrative Agent and the Collateral Agent assume the agency responsibilities of the Prior Agent under the Prior Credit Agreement, and (iii) the Administrative Agent, the Collateral Agent, and the Lenders amend and restate the Prior Credit Agreement and make credit available to the Borrower on the terms and conditions stated herein.

         D. The Administrative Agent, the Collateral Agent, and the Lenders, subject to the terms and conditions stated herein, are willing to amend and restate the Prior Credit Agreement and to make such credit facilities available.

         E. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01. Terms Defined in Recitals. As used in this Agreement, the terms defined in the Recitals, shall have the meanings indicated in the Recitals.

         Section 1.02. Certain Defined Terms. As used herein, including the Recitals, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Account Debtor" shall mean any Person who is or who may become obligated under, with respect to, or on account of, an Account.

         "Accounts" shall mean all currently and hereafter arising accounts, contract rights, and all other forms of obligations owing to an Obligor whether arising out of the sale of goods or the rendition of services by an Obligor, irrespective of whether earned by performance, or from any other transaction, and any and all credit insurance, guaranties, or security therefor.

         "Acquisition" shall mean (a) the acquisition of all or substantially all of the Stock of any Person or all or substantially all of the Property of any Person, so long as the Property of such Person is Oil and Gas Property and other Property reasonably related thereto, or (b) the acquisition of Oil and Gas Properties from Persons other than Affiliates; provided that the term "Acquisition" shall not include capital expenditures made in the ordinary course of business.

         "Additional Liquidity Reserve" shall mean a reserve against each alternative determination of the Borrowing Base in an initial amount of $5,000,000, as such amount may be decreased from time to time by the consent of the Agents, such amount to reduce to zero (0) on March 31, 2000 in the event that no Event of Default shall have occurred on or prior to such date.

         "Administrative Agent" shall mean Foothill Capital Corporation, a California corporation, solely in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent.

         "Administrative Agent's Account" shall mean an account at a bank designated by Administrative Agent from time to time as the account into which the Borrower shall make all payments to Administrative Agent for the benefit of the Lender Group, and into which the Lender Group shall make all payments to Administrative Agent, under this Agreement and the other Loan Documents. Initially, until Administrative Agent notifies Borrower and the Lender Group to the contrary, the Administrative Agent Account shall be that certain deposit account bearing account number 323-266193 and maintained by Administrative Agent with The Chase Manhattan Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021-000-021.



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         "Administrative Agent Advances" has the meaning set forth in Section
2.12.

         "Agent" shall mean the Administrative Agent or the Collateral Agent, or either or both, as the context requires.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above, and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agent-Related Person" shall mean Administrative Agent and any successor agents thereto, and Collateral Agent and any successor agents thereto, together with their respective Affiliates, and the officers, directors, employees, counsel, accountants, experts, agents, and attorneys-in-fact of such Persons and their Affiliates.

         "Agent Reserves" shall have the meaning assigned to such term in the definition of "Borrowing Base".

         "Agreement" shall mean this Amended and Restated Credit Agreement, as amended from time to time.

         "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a).

         "Aggregate Maximum Credit Amount" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Section 2.03(b).

         "Applicable Margin" shall mean, for each day a Loan is outstanding, the following rate per annum as applicable:

         ----------------------------------------------------------------------------------
                   REVOLVING FACILITY
                          USAGE                                APPLICABLE MARGIN
         ----------------------------------------------------------------------------------
                  Less than $25,000,000                              2.00%
         ----------------------------------------------------------------------------------
                Equal to or greater than                             4.50%
                       $25,000,000
         ----------------------------------------------------------------------------------




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         "Assignment" shall have the meaning assigned such term in Section
12.06(d).

         "Availability" shall mean, as of any date of determination, the amount of Loans that the Borrower is entitled to borrow hereunder, such amount being the difference derived when (a) the Revolving Facility Usage (including any amounts that the Lender Group may have paid for the account of the Borrower pursuant to any of the Loan Documents and that have not been reimbursed by the Borrower) is subtracted from (b) the lesser of (i) the Borrowing Base and (ii) the Maximum Credit Amount. If the Revolving Facility Usage is equal to or greater than the lesser of the Borrowing Base or the Maximum Credit Amount, Availability is zero (-0-).

         "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1%,
(ii) seven and three quarters percent (7.75%) per annum, or (iii) the Reference Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

         "Borrowing Base" shall mean at any time an amount (which, in the absence of the occurrence and continuation of an Event of Default, shall be determined no less frequently than monthly), determined in accordance with
Section 2.08, equal to the least of:

                  (a) $50,000,000 minus the Liquidity Reserve and minus the Additional Liquidity Reserve,

                  (b) an amount equal to the result of (i) sum of (A) 65% of the PV-10 Value of the Borrower's Proved Developed Producing Reserves, as reflected in the most recent report delivered pursuant to Section 8.07(a), (b) or (e), that are subject to a recorded mortgage or deed of trust that creates a first priority perfected Lien in such Oil and Gas Properties in favor of Collateral Agent for the benefit of the Lender Group, (B) 45% of the PV-10 Value of the Borrower's Proved Developed Non-producing Reserves, as reflected in the most recent report delivered pursuant to Section 8.07(a), (b) or (e), that are subject to a recorded mortgage or deed of trust that creates a first priority perfected Lien in such Oil and Gas Properties in favor of Collateral Agent for the benefit of the Lender Group, and (C) 40% of the PV-10 Value of the Borrower's Proved Undeveloped Reserves, as reflected in the most recent report delivered pursuant to Section 8.07(a), (b) or (e), that are subject to a recorded mortgage or deed of trust that creates a first priority perfected Lien in such Oil and Gas Properties in favor of Collateral Agent for the benefit of the Lender Group., minus (ii) the sum of (A) the aggregate amount of Agent Reserves (as hereinafter defined), (B) the

Liquidity Reserve, and (C) the Additional Liquidity Reserve, and

                  (c) the maximum aggregate amount of Indebtedness permitted to be incurred by the Borrower pursuant to the terms and conditions of the Senior Indenture minus the Liquidity Reserve and minus the Additional Liquidity Reserve.


         Anything to the contrary in this Agreement notwithstanding, the Administrative Agent may, and shall at the request of the Required Lenders, create reserves against the Borrowing Base or reduce the advance rates against the stated categories of oil and gas reserves without declaring an Event of Default as Administrative Agent determines, in its reasonable judgment (from the perspective of an asset-based lender), as being appropriate to reflect impediments to Collateral Agent's ability to realize upon the Collateral or impairments or reductions to the value of the Collateral (in each case, an "Agent Reserve", and collectively, the "Agent Reserves"). Without limiting the generality of the foregoing, Agent Reserves may include (but are not limited to) reserves based upon (i) past due or accrued taxes or other governmental changes, including ad valorem, personal property and other taxes which may have priority over the Liens or security interests of Collateral Agent in the Collateral; (ii) Liens in favor of third Persons (whether or not such Liens are Excepted Liens);
(iii) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow arrangement acceptable to Agents), and
(iv) without duplication of the foregoing, amounts owing by such Borrower to any Person to the extent secured by a Lien (whether or not such Lien is a Excepted
Lien) on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lender Group or its agents), which Lien or trust, in the reasonable determination of Administrative Agent (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Collateral Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than Borrower) in and to such item of Collateral, proceeds or collection.. Borrower and Agent understand and agree that any amount of Agent Reserves shall not be considered a disbursement bearing interest hereunder, but rather simply shall be an amount that is not available for borrowing by Borrower.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York or Los Angeles, California.

         "Change of Control" shall mean each occurrence of any of the following:

         (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, of beneficial ownership of more than 30% of the aggregate outstanding voting power of the Stock of QSRD; or

         (b) during any period of two consecutive years, individuals, other than directors elected by the Permitted Holders), who at the beginning of such period constituted the Board of Directors of QSRD (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of QSRD was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of QSRD then in office other than directors elected by the Permitted Holders; or

         (c) less than 100% of all of the Stock of any Obligor (other than QSRD) shall be owned and controlled, beneficially, directly, and of record, by QSRD or the Borrower.

         "Closing Date" shall mean October 22, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Collateral" shall mean all present or hereafter acquired Property (including the Mortgage Property) that is the subject of Liens in favor of the Collateral Agent for the benefit of the Lender Group pursuant to the terms and provisions of the Security Instruments.

         "Collateral Agent" shall mean Ableco Finance LLC, a Delaware limited liability company, solely in its capacity as collateral agent for the Lenders, and shall include any successor collateral agent.

         "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base.

         "Confidential Information" shall mean any confidential, proprietary, or non-public information supplied to any member of the Lender Group by the Obligors pursuant to this Agreement or the other Loan Documents which is identified in writing by Borrower on behalf of the Obligors as being confidential pursuant to this definition or otherwise at, or reasonably concurrent with, the time the same is delivered to such member of the Lender Group (and which at the time is not, and does not thereafter become, publicly available or available to such member of the Lender Group from another source not known by such member of the Lender Group to be subject to a confidentiality obligation not to disclose such information). The foregoing provision relative to timing of Borrower's identification of such information as being confidential notwithstanding, the following categories of information that is confidential, proprietary, or non-public hereby are designated by Borrower as confidential for purposes of this definition (subject to the same not being publicly available or available to such member of the Lender Group from another source not known by such member of the Lender Group to be subject to a confidentiality obligation not to disclose such information): all non-public geological, seismic, geophysical, engineering, and reserve data related to the oil and gas acquisition, exploration and production activities of the Obligors.

         "Consolidated Net Income" shall mean with respect to QSRD and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of QSRD and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which QSRD or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of QSRD and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to QSRD or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains, including gains attributable to Property sales not in the ordinary course of business and any gains or losses attributable to the termination or liquidation of Risk Management Agreements;
(v) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or writedowns of assets; and (vi) any writedowns of non-current assets, provided however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred.

         "Consolidated Subsidiaries" shall mean each Subsidiary of QSRD or other Person owned by QSRD, whether now existing or hereafter created or acquired, which are not Non-Recourse Subsidiaries and the financial statements of which shall be (or should have been) consolidated with the financial statements of QSRD in accordance with GAAP.

         "Control Agreement" shall mean a control agreement, in form and substance reasonably satisfactory to Collateral Agent, among the applicable Obligor, Collateral Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others (other than the purchase of Property in the ordinary course of business); (viii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (ix) all obligations of such Person or any of its Subsidiaries to deliver goods or services including Hydrocarbons in consideration of advance payments; (x) the undischarged balance of any production payment or net profits interest created by such Person or any of its Subsidiaries or for the creation of which such Person or any of its Subsidiaries directly or indirectly received payment; and (xi) the net mark to market value of all obligations of such Person under Risk Management Agreements.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Defaulting Lender" shall mean any Lender with a Commitment that fails to make any payment to Administrative Agent that it is required to make hereunder on any Settlement Date and that has not cured such failure by making such payment within 1 Business Day after written demand upon it by Administrative Agent to do so.

         "Defaulting Lenders Rate" shall mean the Federal Funds Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to the relevant Loan.

         "DEM Subordinated Debt" shall mean the Series A DEM 5,000,000 12% notes issued by QSRD and being due and payable on July 15, 2000, and any renewals, extensions or replacements (but not increases in principal amount) thereof.

         "Designated Account" shall mean account number 7701-7429 of the Borrower maintained with the Borrower's Designated Account Bank, or such other deposit account of the Borrower (located within the United States) for the benefit of the Borrower that has been designated as such, in writing, by Borrower to Administrative Agent.

         "Designated Account Bank" shall mean Compass Bank, whose office is located at 8080 N. Central Expressway, Dallas, Texas 75206, whose mailing address is P. O. Box 650561, Dallas, Texas 75265-0561, and whose ABA number is 113 010 547.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, the sum, determined (without duplication) for QSRD and its Consolidated Subsidiaries of (i) Consolidated Net Income plus (ii) Interest Expense for such period to the extent deducted in the determination of Consolidated Net Income plus (iii) depreciation, depletion, amortization and other similar non-cash items (with the exception of non-cash charges that require an accrual or reserve for cash charges for any future period and normally recurring accruals) to the extent deducted in the determination of

Consolidated Net Income plus (iv) all taxes accrued for such period on or measured by income to the extent deducted in the determination of Consolidated Net Income.

         "ECT" shall mean Enron North America Corp., formerly known as Enron Capital & Trade Resources Corp.

         "ECT Subordinated Debt" shall mean collectively, (i) the Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997 among the Borrower, ECT, as agent for itself and the other lenders from time to time parties thereto, and such lenders, (ii) the promissory note(s) in the aggregate principal amount of $10,000,000 issued by the Borrower thereunder, and (iii) all agreements, instruments and documents given by the Borrower, QSRD or any Obligor to secure the obligations of the Borrower under the agreement and instruments described in clauses (i) and (ii).

         "Eligible Counterparty" shall mean ECT, Statoil Energy, Inc., Bank of Montreal, any bank or trust company meeting the requirements contained in
Section 9.03(e) hereof, or any investment grade counterparty, rated BBB+ or better or the equivalent, engaged (as one of its principle businesses) in entering into Risk Management Agreements.

         "Engineering Reports" shall have the meaning assigned such term in
Section 2.08(b).

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health, safety or the environment in effect in any and all jurisdictions in which QSRD or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of any such Person is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of QSRD or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Equity Offering" shall mean any sale or issuance for cash of any equity securities of QSRD or warrants or options with respect thereto (whether done by a registered public offering or an exempt private placement of such securities) occurring after the Closing Date;

provided the foregoing shall not include any warrants, options, rights or class of Preferred Stock or Debt outstanding prior to the Closing Date or which arise after the Closing Date but are attributable to agreements in effect prior to the Closing Date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with QSRD or any of its Affiliates would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of QSRD or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Escrow Agreement" shall mean the Escrow Agreement entered into among Morgan Guaranty Trust Company of New York, as trustee, the Borrower, and Chase Bank of Texas, National Association, as escrow agent, pursuant to Section 2.2 of the Purchase and Sale Agreement.

         "Estoppel Letter" shall mean that certain Estoppel Letter, dated as of the Closing Date, executed and delivered to the Agents and the Lenders by each of the Obligors in connection with the transactions contemplated by the Purchase Agreements.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's Liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by QSRD or any of its Subsidiaries or materially impair the value of such Property subject thereto; (v) Liens (on cash collateral deposit accounts or other cash equivalent collateral in an amount not to exceed $4,000,000 minus Letter of Credit Usage) securing Borrower's obligations under Risk Management Agreements outstanding as of the Closing Date and other Risk Management Accounts entered into by Borrower after the Closing Date in compliance with Section 8.11; and (vi) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of QSRD or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by any such Person or materially impair the value of such Property subject thereto.

         "Excess Availability" shall mean the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of the Borrower in excess of 60 days past due and all book overdrafts in excess of its historical practices, in each case as determined by Administrative Agent in its reasonable credit judgment.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to, and any successor act thereto.

         "Existing Preferred Stock" shall mean (i) QSRD's Series A Participating Convertible Preferred Stock, par value $0.01 per share; (ii) QSRD's Series B Participating Convertible Preferred Stock; and (iii) QSRD's Series C Convertible Preferred Stock issued pursuant to the Certificate of Designation of Series C Convertible Preferred Stock adopted as of December 23, 1997, together with any and all amendments and modifications thereto up to the Closing Date and such other amendments or modifications entered into after the Closing Date in compliance with Section 9.21(a).

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the

Federal Funds Rate for such day shall be the average rate charged to the Affiliates of the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" shall mean that certain letter agreement, dated as of the Closing Date, between the Borrower and Collateral Agent, setting forth certain fees payable to Collateral Agent.

         "Fee Split Letter" shall mean that certain letter agreement, dated as of the Closing Date, between Foothill Capital Corporation, in its individual capacity, and Collateral Agent, setting forth the allocation to Foothill Capital Corporation of certain fees payable by Borrower to Collateral Agent pursuant to the Fee Letter.

         "Financial Statements" shall mean the financial statement or statements of QSRD and its Consolidated Subsidiaries described or referred to in Section 7.02(a).

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, QSRD or any of its Subsidiaries or any of their Properties or the Agents or any Lender.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Highest Lawful Rate" shall mean, with respect to the Agents or a Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness under laws applicable to the Agents or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

         "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements and compounds thereof, and all products refined or separated therefrom.

         "Indebtedness" shall mean any and all amounts owing or to be owing by QSRD, the Borrower or any Obligor to the Agents and/or Lenders in connection with the Loan Documents now or hereafter arising between QSRD or the Borrower and any Lender, and all renewals, extensions and/or rearrangements of any of the above.

         "Indemnified Parties" shall have the meaning assigned such term in
Section 12.03(b).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against an Indemnified Party and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Indemnified Party whether caused by the sole or concurrent negligence of the Indemnified Party seeking indemnification.

         "Initial Funding" shall mean the date of the consummation of the transactions contemplated by the Purchase Agreement.

         "Initial Reserve Report" shall mean collectively, (i) the report of H.
J. Gruy & Associates dated August 2, 1999 with respect to the Oil and Gas Properties set forth therein as of June 30, 1999, and (ii) the report of Ryder Scott Company dated July 26, 1999 with respect to the Oil and Gas Properties set forth therein as of June 30, 1999.

         "Insolvency Proceeding" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, liquidation or other similar relief, or formal or informal moratoria, compositions, or extensions made or agreed to generally with such Person's creditors.

         "Intercompany Subordination Agreement" shall mean a Subordination Agreement, dated as of the Closing Date, in form and substance satisfactory to the Agents, by each of the Obligors in favor of the Lender Group.

         "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest expense accruing during such period on Debt of QSRD and its Consolidated Subsidiaries, including the interest portion of payments under capitalized leases and any capitalized interest, but excluding amortization of debt discount and expense.

         "Investment Property" shall mean "investment property" as that term is defined in of the New York Uniform Commercial Code, whether now owned or hereafter acquired by the Obligors.

         "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

         "L/C" has the meaning set forth in Section 2.16(a).

         "L/C Commitment" at any time shall mean $5,000,000.

         "L/C Guaranty" has the meaning set forth in Section 2.16(a).

         "Lender" and "Lenders" have the respective meanings set forth in the preamble hereto, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 12.06.

         "Lender Group" shall mean, individually and collectively, each of the individual Lenders, Administrative Agent, and Collateral Agent.

         "Lender Group Expenses" shall mean all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by one or more members of the Lender Group in connection with one or more members of the Lender Group's transactions with any Obligor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal, real estate title policies and endorsements, allocated internal collateral examination and monitoring charges, and environmental audits, (c) costs and expenses incurred by one or more members of the Lender Group in the disbursement of funds to the Borrower (by wire transfer or otherwise), (d) charges paid or incurred by one or more members of the Lender Group resulting from the dishonor of checks, (e) costs and expenses paid or incurred by one or members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) costs and expenses paid or incurred by one or more members of the Lender Group in examining the books and records of any Obligor, (g) costs and expenses of third party claims or any other suit paid or incurred by one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or one or more members of the Lender Group's relationship with any Obligor, and (h) fees and expenses (including attorneys fees) incurred by one or more members of the Lender Group in advising, structuring, drafting, reviewing, negotiating, syndicating, investigating, preparing, executing and delivering, recording or filing of, enforcement of, and refinancing, renegotiating or restructuring, administering, amending, terminating, enforcing (including attorneys fees and expenses, and expenses of third party consultants or advisors, incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

         "Lender Group Side Letter" shall mean a side letter, dated as of the Closing Date, between and among the Lenders, the Collateral Agent, and the Administrative Agent.

         "Letter of Credit" shall mean an L/C or an L/C Guaranty, as the context requires.

         "Letter of Credit Agreements" shall mean the written agreements with the Administrative Agent, as issuing bank for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Administrative Agent of the Letters of Credit, such agreements to be on the Administrative Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Administrative Agent.

         "Letter of Credit Usage" shall mean the sum of (a) the undrawn amount of uncancelled Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit, minus (c) the aggregate amount of cash collateral securing outstanding Letters of Credit pursuant to Section 2.16(e).

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, charge, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or preferential arrangement of any kind or nature whatsoever (including, any agreement to give or grant a lien), or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, QSRD or any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Liquidity Reserve" shall mean a reserve against each alternative determination of the Borrowing Base in the amount of $5,000,000, as such amount may be decreased from time to time by the consent of the Agents.

         "Loan" shall mean the loans as provided for by Section 2.01 (a).

         "Loan Account" has the meaning set forth in Section 2.06.

         "Loan Documents" shall mean this Agreement, the Fee Letter, the Side Letter, the Intercompany Subordination Agreement, the Security Instruments, and any note or notes executed by the Borrower and payable to a Lender including any Registered Note, and any other agreement entered into, now or in the future, in connection with this Agreement.

         "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(e)).

         "Material Adverse Effect" shall mean (i) any material and adverse effect on the assets, liabilities, financial condition, business, operations, prospects or affairs of QSRD and its Consolidated Subsidiaries taken as a whole different from those reflected in the financial statements most recently delivered pursuant to Sections 7.02(a) or 8.01 hereof or from the facts represented or warranted in this Agreement or any Loan Document, or (ii) any material and adverse effect on the ability of QSRD and its Consolidated Subsidiaries, taken as a whole, to carry out its business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet its obligations under the Loan Documents on a timely basis. The foregoing notwithstanding, the failure of QSRD to maintain a listing on the NASDAQ Small Cap Exchange in and of itself shall not be deemed a Material Adverse Effect.

         "Material Agreements" shall mean each of the instruments, contracts or agreements described in Schedule 7.23, as the same may be amended, modified or replaced from time to time in accordance with the terms of Section 9.21.

         "Maturity Date" shall mean, unless the Aggregate Maximum Credit Amounts are sooner terminated under Section 2.03(b) or the Indebtedness is sooner accelerated under Section 10.02 hereof, October 22, 2001.

         "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(d) or amendments to this Agreement.

         "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "Mortgaged Property" shall mean the Property owned by any Obligor and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

         "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "Non-Recourse Debt" shall mean Debt of any Non-Recourse Subsidiary (i) as to which neither QSRD, Borrower, nor any Subsidiary Guarantor is directly or indirectly liable

(by virtue of such Person or any Subsidiary Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt); (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of QSRD, the Borrower or any Subsidiary Guarantor to declare a default on such Debt of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) that is not secured by a Lien upon any Property of QSRD, the Borrower or any Subsidiary Guarantor (other than stock or other equity interests of a Non-Recourse Subsidiary).

         "Non-Recourse Subsidiary" shall mean any Subsidiary of QSRD organized or acquired after the Closing Date as to which all of the following conditions apply: (i) neither such Subsidiary nor any of its Subsidiaries provides credit support for any of the Indebtedness or any other Debt of QSRD, the Borrower or any Subsidiary Guarantor; (ii) neither QSRD, the Borrower nor any Subsidiary Guarantor is liable, directly or indirectly, with respect to any Debt of such Subsidiary; (iii) no Oil and Gas Properties of such Non-Recourse Subsidiary is included in the Borrowing Base; and (iv) the Board of Directors of QSRD shall have designated such Subsidiary to be a Non-Recourse Subsidiary by a written resolution. Any such designation by the Board of Directors of QSRD shall be evidenced to the Agents by delivering to them a resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of QSRD may (i) designate any of its Subsidiaries as a Non-Recourse Subsidiary or (ii) designate any Non-Recourse Subsidiary to be a Subsidiary Guarantor; provided that, in either such case, no Default or Event of Default would occur or be continuing after giving effect to such designation. Any Subsidiary of a Non-Recourse Subsidiary shall be a Non-Recourse Subsidiary for purposes of this Agreement, provided that, with respect to such Subsidiary, each of the conditions set forth in the first sentence of this paragraph are applicable.

         "NYMEX Swap Price" shall mean, as of the date of the determination thereof, the lower of the fixed price side of a 5 year swap (using the NYMEX Henry Hub (for gas) and West Texas Intermediate, Cushing (for crude oil) as the floating price indexes) as quoted by (i) ECT, or (ii) Statoil Energy Inc., Risk Management Services, in each case delivered by Borrower to Agents in the form attached hereto as Exhibit N-1, (or in either case, as quoted by another Eligible Counterparty on its standard quote sheet).

         "Obligor" shall mean any or all of QSRD, the Borrower or the Subsidiary Guarantors, as appropriate.

         "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of

Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed, or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "Overadvance" shall mean the amount, if any, by which the Revolving Facility Usage exceeds the lesser of (a) the Borrowing Base, or (b) the Maximum Credit Amount.

         "Pay-Off Letter" shall mean a letter, in form and substance reasonably satisfactory to Agents, from ECT respecting the amount necessary to repay in full all of the obligations of Borrower owing to ECT related to the ECT Subordinated Debt, the termination of the ECT Subordinated Debt credit facility by ECT, and the agreement by ECT to provide the Agents with duly executed terminations or releases of all Liens existing in favor of ECT in and to the properties or assets of QSRD, Borrower, or any other Subsidiary of QSRD.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Schedule C-1 hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b) or amendments to this Agreement.

         "Permitted Acquisition" shall mean an Acquisition to be consummated by the Borrower if each of the following conditions shall have been satisfied:

                           (A) after giving effect to the payment of the cash portion of the purchase price of such Acquisition, there shall be Excess Availability of not less than $10,000,000;

                           (B) the Borrower shall have furnished to the Lender Group at least 10 Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of Administrative Agent or Collateral Agent, such other information and documents that Administrative Agent or Collateral Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements (for the 12 month period ending as of the last day of the month preceding the date of such Acquisition) of QSRD and its Subsidiaries giving effect to the consummation of such Acquisition, (3) a certificate of a Responsible Officer of the Borrower demonstrating on a pro forma basis (for the 12 month period ending as of the last day of the month preceding the date of such Acquisition) compliance with all covenants set forth in Section 9.12 after the consummation of such Acquisition, and (4) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 8.05) as Collateral Agent shall reasonably request;

                           (C) the agreements, instruments and other documents referred to in paragraph (B) above shall provide that (1) neither any Obligor nor any of its Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Debt of the Seller or Sellers (nor shall any Person that is the subject of an Acquisition remain obligated with respect to such Debt) (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Debt that the Lender Group otherwise expressly consents to in writing (in its sole discretion) after its review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and, if any such property is subject to any Lien not permitted by this clause (2) then, concurrently with such Acquisition such Lien shall be released);

                           (D) the Person or property to be acquired as a result of such Acquisition shall be engaged in the same business as the Borrower and any Person to be acquired shall be a direct wholly-owned Subsidiary of the Borrower;

                           (E) such Acquisition shall be effected in such a manner so that the acquired Stock or property are owned either by the Borrower or a wholly-owned Subsidiary of the Borrower and, if effected by merger involving the Borrower, the Borrower shall be the surviving Person;

                           (F) any such acquired Person shall execute and deliver the agreements, instruments and other documents required by
         Section 8.05; and

                           (G) the Majority Lenders, Administrative Agent, and Collateral Agent shall have consented (in their sole discretion) to the Acquisition; provided, however, in the event that the proposed Acquisition involves only the direct acquisition of Oil and Gas Properties and the consideration paid or payable for the proposed Acquisition, or series of related transactions, is less than $2,000,000, and the aggregate consideration paid or payable with respect to all Acquisitions made by Borrower without the consent of the Majority Lenders, Administrative Agent and Collateral Agent during the 12 month period ending as of the last day of the month during which such Acquisition is to occur has not exceeded or would not exceed, after giving effect to such Acquisition, $10,000,000, the consent of Majority Lenders, Administrative Agent, and Collateral Agent shall not be required.

         "Permitted Holders" shall mean each of JEDI or Enron Corp. or its Affiliates or the controlling persons thereof.

         "Permitted Preferred Stock" shall mean, collectively, (a) the Existing Preferred Stock, and (b) any other Preferred Stock issued by QSRD that is not Prohibited Preferred Stock.

         "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by QSRD or any of its Subsidiaries or an ERISA Affiliate or
(ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by QSRD or any of its ERISA Affiliates.

         "Pledge Agreement" shall mean a Pledge Agreement, dated as of the Closing Date, made by the Obligors in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

         "Post-Default Rate" shall mean a rate per annum, equal to the sum of
(a) 3.00% per annum, (b) the Applicable Margin, and (c) the Base Rate, but in no event to exceed the Highest Lawful Rate.

         "Preferred Stock" shall mean, with respect to any Person, any class or series of Stock of such Person that is entitled, upon distribution of assets of such Person, whether by dividend or liquidation, to a preference over another class or series of Stock of such Person.

         "Principal Properties" shall mean those Oil and Gas Properties listed on Schedule P-1, as such Schedule may be revised from time to time by the Administrative Agent to include significant Oil and Gas Properties included in the Borrowing Base through Acquisitions by the Borrower.

         "Prohibited Preferred Stock" shall mean (a) any Preferred Stock of any Obligor (other than QSRD), and (b) any Preferred Stock of QSRD (other than Existing Preferred Stock) the terms and conditions of issuance, and rights and preferences, of which are not approved in writing by the Majority Lenders in their sole discretion, including any Preferred Stock of an Obligor that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of common stock) on or before a date not earlier than 1 year after the Maturity Date or, on or before a date not earlier than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common stock).

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proved Developed Non-Producing Reserves" shall mean those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

         "Proved Developed Producing Reserves" shall mean those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

         "Proved Reserves" shall mean those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

         "Proved Undeveloped Reserves" shall mean those Oil and Gas Properties designated as "proved undeveloped" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

         "Purchase Agreement" shall mean that certain Assignment and Acceptance, dated as of the Closing Date, executed and delivered among each of the Prior Lenders and each of the Lenders relative to the assignment and delegation by the Prior Lenders and the acceptance and assumption by the Lenders of the rights and duties of the Prior Lenders under the Prior Credit Agreement.

         "Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of March 19, 1998 among Morgan Guaranty Trust Company of New York, as Trustee, Investment Royalty Corporation and Milam Royalty Corporation, as sellers, and the Borrower, as purchaser.

         "PV-10 Value" shall mean the future net revenues before income taxes from Proved Reserves, estimated utilizing the NYMEX Swap Price for the appropriate category of oil or gas as of the date of determination of PV-10 Value, as such price is further increased or decreased, as applicable, adjusted by the appropriate "Basis Differential" with respect to Hydrocarbons produced from specific Oil and Gas Properties of the Borrower as set forth on Exhibit PV-1, as such Exhibit may from time to time be amended at the request of the Borrower with the consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the full cost method of accounting under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time.

         "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1999; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "QSR Canada" shall mean Queen Sand Resources (Canada), Inc., an Ontario, Canada corporation.

         "Rating Agencies" has the meaning specified therefor in Section 2.10.

         "Reference Bank" shall mean Wells Fargo Bank, National Association and its successors or any other commercial bank designated by written notice from the Collateral Agent to Borrower from time to time.

         "Reference Rate" shall mean the rate of interest publicly announced by the Reference Bank from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Re-determination Date" shall have the meaning assigned such term in
Section 2.08(a).

         "Registered Loan" has the meaning specified therefor in Section 2.09.

         "Registered Note" has the meaning specified therefor in Section 2.09.

         "Required Lenders" shall mean with respect to any re-determination of the Borrowing Base: (i) all of the Lenders in the case of any increase in the Borrowing Base, and (ii) the Majority Lenders in all other cases.

         "Required Payment" shall have the meaning assigned such term in Section 4.04.

         "Reserve Report" shall mean a report, in form and substance satisfactory to the Agents, setting forth, as of each June 30 or December 31, as applicable (or such other date in the event of an unscheduled re-determination):
(i) for the December 31st Reserve Report, the volumetric quantity and the PV-10 Value, and for the June 30th Reserve Report, the volumetric quantity and both the PV-10 Value and the SEC Value, of the oil and gas reserves attributable to the Oil and Gas Properties to compose the Borrowing Base together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, and (ii) such other information as the Agents may reasonably request.

         "Resignation and Appointment Letter" shall mean that certain Agreement, dated as of the Closing Date, executed and delivered to the Prior Agent and the Agents in connection with the transactions contemplated by the Purchase Agreements.

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or Vice President-Finance of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of QSRD or the Borrower, as applicable.

         "Revolving Credit Period" shall mean the period commencing on the Closing Date and ending on the Revolving Credit Termination Date.

         "Revolving Credit Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, the Business Day immediately prior to the Maturity Date.

         "Revolving Facility Usage" shall mean, as of any date of determination, the sum of (a) the aggregate amount of Loans outstanding, plus (b) the Letter of Credit Usage.

         "Risk Management Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

         "Scheduled Re-determination Date" shall have the meaning assigned such term in Section 2.08(d).

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "SEC Value" shall mean the future net revenues before income taxes from Proved Reserves, estimated utilizing the spot price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the full cost method of accounting under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time.

         "Securities Account" shall mean a "securities account" as that term is defined in Section 8-501 of the New York Uniform Commercial Code.

         "Securitization" has the meaning specified therefor in Section 2.11.

         "Securitization Party" has the meaning specified therefor in Section 2.11.

         "Security Agreement" shall mean a Security Agreement, dated as of the Closing Date, between each of the Obligors, as debtors, and Collateral Agent, for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

         "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the Pledge Agreement, the Security Agreement, and all of the agreements or instruments described or referred to in Schedule S-1, and any and all other agreements or instruments now or hereafter executed and delivered by QSRD, the Borrower, any Obligor or any other Person (other than Assignments, participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

         "Seller" shall mean any Person that sells Stock or other property to the Borrower or a Subsidiary of the Borrower in a Permitted Acquisition.

         "Senior Indenture" shall mean the Indenture, dated as of July 1, 1998, among QSRD, as issuer, the Borrower, Queen Sand Operating Co. (formerly known as Northland Operating Co.), a Nevada corporation, and Corrida Resources, Inc., a Nevada corporation, as initial subsidiary guarantors, and Harris Trust & Savings Bank, as trustee, pursuant to which the Senior Notes were issued, as modified, amended or replaced from time to time in a manner permitted by this Agreement.

         "Senior Indenture Indebtedness" shall mean the Senior Notes, the guarantees thereof and any other Indebtedness of any Obligor under the Senior Indenture, together with any refinancings thereof permitted by the terms of
Section 9.22(a).

         "Senior Note Documents" shall mean the collective reference to the Senior Notes, the Senior Indenture, the Senior Note Offering Memorandum and each agreement, instrument and document delivered in connection therewith or relating thereto, as modified, amended or replaced from time to time in a manner permitted by this Agreement.

         "Senior Notes" shall mean the 12-1/2 % $125,000,000 Senior Notes due 2008 of QSRD issued pursuant to the Senior Indenture, as modified, amended or replaced from time to time in a manner permitted by this Agreement.

         "Side Letter" shall mean a Side Letter Agreement, dated as of the Closing Date, between and among QSRD, the Borrower, and each of the Lenders, the form and substance of which is satisfactory to the Lenders.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Stock" shall mean all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, a limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Subordinated Debt" shall mean the DEM Subordinated Debt; provided that the characterization of any such Debt as "Subordinated Debt" for purposes of this Agreement and the Loan Documents shall not affect the characterization of such Debt for purposes of any other agreement or instrument or as between the holders of any such Debt and others; the concept herein expressed being that for purposes of this Agreement and the Loan Documents, the parties hereto expect all such Debt to be junior and subordinated to the Indebtedness either contractually or by virtue of junior Lien positions, but only to the extent such Debt is expressly contractually subordinated or junior by operation of law.

         "Subsidiary" shall mean, for any Person, any Person of which at least a majority of the outstanding shares of stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or manager of such Person (irrespective of whether or not at the time stock or other interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise indicated, a reference to a Subsidiary in any Loan Document is to a Subsidiary of QSRD.

         "Subsidiary Guarantor" shall mean each of Queen Sand Operating Co. (formerly known as Northland Operating Co.), a Nevada corporation, Corrida Resources, Inc., a Nevada corporation, and all future Subsidiaries of QSRD executing and delivering a guarantee under Section 9.17 other than the Borrower and the Non-Recourse Subsidiaries.

         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Termination Agreement" shall mean that certain Termination Agreement, dated as of the Closing Date, between ECT, QSRD, Borrower, Queen Sand Operating Co. (formerly known as Northland Operating Co.), a Nevada corporation, and Corrida Resources, Inc., a Nevada corporation

         "Transfer Order Letters" shall mean transfer order letters in the form of Exhibit T-1 attached hereto containing the information as provided for therein.

         "Triggering Event" shall mean the occurrence of one or more of the following: (a) a Default or an Event of Default, or (b) Borrower shall have had Excess Availability of less than $5,000,000, or (c) a Material Adverse Effect.



         Section 1.03. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements (except for changes concurred with by QSRD's independent certified public accountants). Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise,
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof'" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II
                                   COMMITMENTS

         Section 2.01. Loans.

                  (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the Revolving Credit Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the sum of (i) the aggregate principal amount of all Loans by all Lenders hereunder at any one time outstanding plus
(ii) the Letter of Credit Usage shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

                  (b) Letters of Credit. During the Revolving Credit Period, the Administrative Agent, as issuer for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided however, the Letter of Credit Usage at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. Each Lender shall participate in such Letters of Credit according to its Percentage Share.

                  (c) [intentionally omitted].

                  (d) Loans under Prior Credit Agreement. On the Closing Date:

                      (i) the Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each Prior Lender under the Prior Credit Agreement;

                      (ii) each "Base Rate Loan" under the Prior Credit Agreement shall be deemed to be a Base Rate Loan under this Agreement; and

                      (iii) each "Eurodollar Loan" under the Prior Credit Agreement shall be deemed to be converted into a Base Rate Loan under this Agreement; and

                      (iv) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

         Section 2.02. Borrowings.

                  (a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, and the date (which shall be a Business Day) of the Loans to be borrowed.

                  (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof.

                  (c) Notices. All borrowings shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit 2.02 hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent either (i) not later than 10:00 a.m. (Los Angeles time) at least 5 Business Days prior to the date of each borrowing, provided that not more than one such borrowing request shall be made in any period of 7 consecutive days, or (ii) on such shorter period of prior notice or with greater frequency of requests as to which the Administrative Agent shall, in its discretion, consent. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of manifest error, gross negligence or willful misconduct by the Administrative Agent.

                  (d) [intentionally omitted].

                  (e) [intentionally omitted].

                  (f) Advances. With respect to a funding meeting the prior notice and frequency conditions set forth in Section 2.02(c)(i), not later than 12:00 p.m. (Los Angeles time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to the Administrative Agent's Account in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same not later than 1:00 p.m. (Los Angeles time), in immediately available funds, in the Designated Account. With respect to a funding not meeting the prior notice and frequency conditions set forth in Section 2.02(c)(i), the Administrative Agent shall, subject to the terms and conditions of this Agreement, deposit the amount of the Loan to be made on the date specified for such borrowing not later than 1:00 p.m. (Los Angeles time), in immediately available funds, in the Designated Account.

                  (g) Letters of Credit. The Borrower shall give the Administrative Agent (which shall promptly notify the Collateral Agent and the Lenders of such request and advise the Lenders of their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 12:00 p.m. (Los Angeles time) not less than three (3) Business Days prior thereto of each request for the issuance, the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Administrative Agent may reasonably request all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue such Letter of Credit to the beneficiary thereof.

         In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of

Credit Agreement and this Agreement, QSRD, the Borrower, the Agents and the Lenders hereby agree that the provisions of this Agreement shall govern.

         The Administrative Agent will send to the Borrower, the Collateral Agent, and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

         Section 2.03. Changes of Commitments.

                  (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts, after adjustments resulting from reductions pursuant to Sections 2.03(b), or (ii) the Borrowing Base as determined from time to time.

                  (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three (3) Business Days prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

                  (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

         Section 2.04. Fees.

                  (a) Financial Examination and Appraisal Fees. The Borrower shall pay to the Administrative Agent, for the sole and separate account of Administrative Agent: (i) Administrative Agent's customary fee of $750 per day per examiner, plus Administrative Agent's reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Obligors performed by personnel employed by Administrative Agent; and (ii) Administrative Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Administrative Agent; and (iii) the actual charges paid or incurred by Administrative Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of the Obligors or to appraise the Collateral.

                  (b) Fee Letter Fees. Borrower shall pay to the Collateral Agent the fees set forth in the Fee Letter in accordance with the terms thereof, and such fees constitute Indebtedness hereunder.

                  (c) Letter of Credit Fee. Borrower shall pay Administrative Agent, for the sole and separate account of the Collateral Agent, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.16(d)) equal to 3.0% per annum times the amount of the undrawn Letters of Credit. Notwithstanding the foregoing, at any time that an Event of Default has occurred and is continuing and Borrower has not provided cash collateral to the Administrative Agent pursuant to Section 2.16(e), the Letter of Credit fee payable by the

Borrower pursuant to this Section 2.04(c) shall equal to 6.0% per annum times the amount of the undrawn Letters of Credit. Such fees shall be due and payable monthly, in arrears, on the first day of each month during the term hereof.

         Section 2.05. Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

         Section 2.06. Loan Account. The Administrative Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") on which the Borrower will be charged with all Loans made by Administrative Agent or the Lenders to the Borrower or for the Borrower's account, including, accrued interest, Lender Group Expenses, and any other Indebtedness. Administrative Agent shall render monthly statements regarding the Loan Account to the Borrower (with copies to the Lenders), including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender Group unless, within 30 days after receipt thereof by the Borrower and the Lenders, the Borrower or any Lender shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements. The Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time charge the Loan Account with all Indebtedness (including all Loans as and when advanced and all interest accrued thereon as and when due and payable hereunder and all Lender Group Expenses as and when incurred) and any other amount due and payable under any Loan Document to which the Borrower is a party, whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in Section 6.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to the Borrower. The Borrower confirms that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at Administrative Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by Administrative Agent for the benefit of the Lender Group on any day, whether or not a Business Day.

         Section 2.07. Prepayments.

                  (a) Generally. The Borrower may prepay Base Rate Loans upon written or telephonic notice to the Administrative Agent (which shall promptly notify the Lenders) on or prior to 11:00 a.m. (Los Angeles time) on the date of prepayment, which notice, if telephonic, shall be immediately confirmed in writing. The notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Prepayments shall be by wire transfer of immediately available federal funds and if received by the Administrative Agent on a non-Business Day or after 11:00 a.m. (Los Angeles time) on a Business Day shall be deemed to have been received by the Administrative Agent as of the opening of business on the immediately following Business Day.

                  (b) Following Reduction of Credit Amounts. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the Letter of Credit Usage exceeds the Aggregate Maximum Credit Amounts, the Borrower shall prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

                  (c) Following Re-determination. Upon any re-determination or adjustment of the amount of the Borrowing Base in accordance with Section 2.08 or adjustment in accordance with Sections 8.08(b) or 9.14, if the re-determined or adjusted Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage, then the Borrower shall, within 3 Business Days of such determination or adjustment, prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment.

                  (d) No Premium; Penalty. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty. Any prepayment may be reborrowed during the Revolving Credit Period subject to the then effective Aggregate Commitments.

         Section 2.08. Borrowing Base.

                  (a) The Borrowing Base shall be determined (as to reserve quantities and price) in accordance with Section 2.08(b) by the Administrative Agent with the concurrence of the Required Lenders and is subject to re-determination in accordance with Section 2.08(d). Upon any re-determination of the Borrowing Base, such re-determination shall remain in effect until the next successive Re-determination Date. "Re-determination Date" shall mean the date that the re-determined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled re-determinations and unscheduled re-determinations. So long as any of the Commitments are in effect or any Loans are outstanding hereunder, this Agreement shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the first Re-determination Date to occur after the Closing Date, unless re-determined pursuant to Section 2.08(d) or adjusted pursuant to Sections 2.08(c), 8.08(b) or 9.14, the amount of the

Borrowing Base shall be $25,000,000, subject to monthly price adjustment as provided in Section 2.08(f).

                  (b) Upon receipt of the reports required by Section 8.07(a) through (d) and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agents (the "Engineering Reports"), the Administrative Agent will calculate a re-determination of the Borrowing Base. Such calculation will be in accordance with the provisions contained in the definition of the term "Borrowing Base" in Section 1.02; provided, however, the effect of any Risk Management Agreements or fixed price sales contracts with investment grade counterparties, or purchasers shall be taken into consideration by the Administrative Agent in making such calculation and the resulting Borrowing Base shall be increased or decreased as the Administrative Agent shall reasonably determined based upon such consideration. The Administrative Agent shall notify the Lenders of the new Borrowing Base by no later than the earlier of (i) 30 days following receipt by the Administrative Agent of the Engineering Reports or (ii) 10 days prior to the next Scheduled Re-determination Date, in each case assuming its receipt of the Engineering Reports in a timely and complete manner.

                  (c) The Administrative Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory or such Property is not Mortgaged Property. Without limitation of the forgoing, if the Escrow Agreement is terminated and the Property subject thereof is not vested with the Borrower, then the Borrowing Base shall be reduced by an amount equal to the value assigned such Property in the most recently determined Borrowing Base.

                  (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the 15th day of each March and September, commencing March 15, 2000 (each being a "Scheduled Re-determination Date"), the amount of the Borrowing Base shall be determined in accordance with Section 2.08(b). Without limitation of the foregoing, the Majority Lenders may initiate two (2) unscheduled re-determinations of the Borrowing Base during any consecutive twelve (12) month period by specifying in writing to the Borrower, with a copy to the Administrative Agent, the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such re-determination is to occur. The Borrower may also request two (2) unscheduled re-determinations during any consecutive twelve (12) month period.

                  (e) The Administrative Agent shall promptly notify in writing QSRD, the Borrower and the Lenders of the new Borrowing Base. Any re-determination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

                  (f) In addition to the re-determination of the Borrowing Base as provided above, the valuation of the oil and gas reserves set forth in the most recent Reserve Report shall be adjusted monthly by the Administrative Agent with the concurrence of the Required Lenders, based upon the monthly pricing report provided by the Borrower to the Administrative Agent pursuant to Section 8.07(e), such revaluation to be made by the

Administrative Agent within 5 Business Days of its receipt of each such report, and the Administrative Agent shall promptly notify in writing QSRD, the Borrower and the Lenders of the revalued Borrowing Base. Any revaluation of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

         Section 2.09. Registered Notes. The Borrower agrees to record each Loan on the Register referred to in Section 12.06. Each Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes. Upon the registration of any Loan, the Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 12.06(a) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the Loan or Loans evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

         Section 2.10. Securitization.

         The Borrower hereby acknowledges that the Lenders and any of their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to such Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to such Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrower (and QSRD, if applicable) shall cooperate reasonably with such Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders, in connection with the Securitization; provided that (i) any such amendment or additional documentation does not impose material additional costs on the Obligors, and
(ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations (including administrative duties or reporting obligations), of the Obligors under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Loans or the Securitization, (c) providing in connection with any rating of the Loans, a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which such Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Obligors and their respective Affiliates to the Lender Group in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by such Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse such Lenders and any of their Affiliates and other Securitization Parties for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities; and (d) providing such information regarding the Obligors, the Collateral and other property, assets and business of the Obligors (including appraisals and valuations) as may be reasonably requested by such Lenders or their successors or assignees.

         Section 2.11. Administrative Procedures and Settlement.

                  (a) Anything contained herein to the contrary notwithstanding, the becoming due of any amount required to be paid under this Agreement, the Fee Letter, any Registered Note, or any other Loan Document, whether of principal or interest or fees or expenses or for any other Indebtedness, shall be deemed irrevocably to be a request by the Borrower for a Loan on the due date in the amount required to pay such principal, interest, fee, expense, or other Indebtedness.

                  (b) Administrative Agent shall from time to time, but no less frequently than weekly, notify each Lender of the date such Lender is to fund its Loans, and the amount to be made available by it. If and to the extent that a Lender and Administrative Agent so agree, at Administrative Agent's discretion, the amount to be made available by such Lender on any date may be netted against any amount owing to such Lender and otherwise payable by Administrative Agent on account of payments received by it from the Borrower on such date. The amount to be made available by each Lender on any date (which date shall be a Business Day) shall be made available by it on such date to Administrative Agent at the Administrative Agent Account, in immediately available funds, not later than 12:00 p.m. (Los Angeles time). The obligation of each Lender to Administrative Agent (as opposed to the Borrower) to fund its Loans on the date specified by Administrative Agent is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the financial condition or prospects of the Borrower, (iii) the failure of any other such Lender to make funds available to Administrative Agent with respect to its Loans, (iv) the occurrence or continuation of an Event of Default, whether the same shall occur before or after Administrative Agent shall have made the Loans, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (c) The Borrower and the Lender Group hereby irrevocably authorize Administrative Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this Agreement as follows: (i) the proceeds of each Loan requested shall (if Administrative Agent so requires, subject to receipt by Administrative Agent of funds from the Lenders) be disbursed by Administrative Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of a written disbursement letter from the Borrower, and in the case of each subsequent borrowing, by wire transfer to the Designated Account or such other bank account as may be agreed upon in writing by Borrower and Administrative Agent from time to time, and (ii) the proceeds of each Loan deemed made pursuant to Section 2.06 hereof shall be charged to the Loan Account and disbursed by Administrative Agent by way of direct payment of the relevant interest or other Indebtedness. The Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Loans requested by Borrower and made by Administrative Agent or the Lenders hereunder.

                  (d) The Borrower and the Lender Group hereby irrevocably authorizes and directs Administrative Agent to charge to the Borrower's Loan Account hereunder, as a Loan deemed made to the Borrower, a sum sufficient to pay all interest accrued on the Indebtedness during the immediately preceding month and to pay all Lender Group Expenses at any time owed by any Obligor to the Lender Group hereunder or under any of the Loan Documents; provided, however, that Administrative Agent may, but shall not be required to, so charge the Borrower's Loan Account during the existence of an Event of Default or if a Default would result therefrom. Amounts so charged pursuant to this Section shall be deemed Loans requested by the Borrower pursuant hereto.

                  (e) (i) Loans and payments will be settled among Administrative Agent and the Lenders according to such procedures as Administrative Agent and such Lenders may agree from time to time. These procedures notwithstanding, each such Lender's obligation to fund its portion of the Loans shall commence on the date such Loans are made by Administrative Agent; however, if the Administrative Agent makes a Loan in compliance with
Section 2.02(c)(ii), such Lender's obligation to remit its portion of the Loans shall occur on that date on which its obligation to remit its portion of the Loans otherwise would have occurred had the prior notice and frequency requirements of Section 2.02(c)(i) been satisfied. The foregoing shall not relieve any Lender of its obligations to fund hereunder, but merely affects the time within which it is to perform such obligations. Such payments to Administrative Agent will be made by such Lenders without set-off, counterclaim or reduction of any kind.

                      (ii) Subject to subsection (e)(i) above, Administrative Agent may require the Lenders to settle Loans and payments on a daily basis (or such lesser frequency as Administrative Agent may determine) (each day of settlement being a "Settlement Date"). Administrative Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Percentage Share (in accordance with its Commitment) of the Revolving Facility Usage as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Percentage Share (in accordance with its Commitment) of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Percentage Share (in accordance with its Commitment) of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than the applicable time set forth in subsection (b) above.

                           (iii) If any such payment is not made to
Administrative Agent by any such Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, such Lender shall be a Defaulting Lender and Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit on account of its Loans. Any such amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower as Loans the amount of any or all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Required Lenders, Defaulting Lender shall be deemed not to be a "Lender" (in respect of its Loans and Commitment). This section shall remain effective with respect to such Lender until (x) the Indebtedness under this Agreement shall have been declared or shall have become immediately due and payable or (y) the Lenders that are non-Defaulting Lenders and Administrative Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitments of any Lender other than such Defaulting Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

         Section 2.12. Administrative Agent Advances.

                  (a) Subject to the limitations set forth in the proviso contained in this Section 2.12, Administrative Agent hereby is authorized by the Borrower and the Lenders, from time to time in Administrative Agent's sole discretion, (i) after the occurrence and during the continuance of a Default, or
(ii) at any time that any of the other applicable conditions precedent set forth in Section 6.02 have not been satisfied, to make Loans to the Borrower on behalf of the Lenders that Administrative Agent, in its discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Indebtedness, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described herein (any of the Loans described in this Section 2.12 being hereinafter referred to as "Administrative Agent Advances"); provided, however, that at no time shall the aggregate amount of outstanding Administrative Agent Advances under this Section 2.12(a) exceed the result of (1) the lesser of (A) $2,500,000, and (B) 7.5% of the Borrowing Base then in effect, minus (2) the amount of optional Overadvance Loans made by the Administrative Agent to the Borrower pursuant to Section 2.13(a).

                  (b) Administrative Agent Advances shall be repayable on demand, shall be secured by the Collateral Agent's Liens on the Collateral, shall constitute Loans and Indebtedness hereunder, shall be allocated between the Lenders (based upon their respective Percentage Shares), and shall bear interest at the rate applicable from time to time to the Loans pursuant to
Section 3.02 hereof.

         Section 2.13. Optional Overadvances.

                  (a) Any contrary provision of this Agreement notwithstanding, if the condition precedent set forth in Section 6.02(d) will not be satisfied in respect to a particular Borrowing, the Lenders nonetheless hereby authorize Administrative Agent and Administrative Agent may, but is not obligated to, knowingly and intentionally continue to make Loans (on behalf of the Lenders) to the Borrower such failure of condition notwithstanding, so long as, at any time,
(i) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by the result of (A) the lesser of (1) $2,500,000, and (2) 7.5% of the Borrowing Base then in effect, minus (B) the amount of Administrative Agent Advances made by the Administrative Agent to the Borrower pursuant to Section 2.12(a), and
(ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed $50,000,000. The foregoing provisions are for the sole and exclusive benefit of the Agents and the Lenders and are not intended to benefit the Obligors in any way. The Loans that are made pursuant to this Section shall be subject to the same terms and conditions as any other Loan, except that the rate of interest applicable thereto shall be the Post-Default Rate without regard to the presence or absence of a Default or Event of Default and the Administrative Agent may make any such Loan without regard to the 5 Business Day notice requirement set forth in Section 2.02(c).

                  (b) In the event Administrative Agent obtains actual knowledge that the Revolving Facility Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Administrative Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral, or its value, and the Lenders thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with the Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Loans to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Majority Lenders.

                       Each Lender shall be obligated to settle with Administrative Agent as provided in Section 2.12 for the amount of such Lender's Percentage Share of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section, and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         Section 2.14. Apportionment, Application, and Reversal of Payments. (i) Except as otherwise provided with respect to Defaulting Lenders, and subject to the Administrative Agent reservation of the right, in its sole discretion, to exclude from any such payment collections that the Administrative Agent determines may constitute amounts attributable to trust fund taxes or Hydrocarbon Interests of third persons and subject to any other agreement among the Lenders regarding the application of payments, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Indebtedness to which such payments relate held by each individual Lender, but subject to the Fee Split Letter) and payments of fees and expenses (other than fees designated for Administrative Agent's or Collateral Agent's sole and separate accounts) shall, as applicable, be apportioned ratably among the Lenders (in accordance with their applicable Percentage Share, but subject to the Fee Split Letter). All payments on account of the payment of the Indebtedness shall be remitted to Administrative Agent and all such payments and all proceeds of Collateral received by any Agent, shall be applied as follows:

                  first, to pay any fees or Lender Group Expenses then due to the Agents under the Loan Documents until paid in full,

                  second, to pay any fees or Lender Group Expenses then due under the Loan Documents to the Lenders, in respect of their Percentage Share thereof,

                  third, ratably to pay interest due in respect of all Loans until paid in full;

                  fourth, ratably to pay principal of all Loans until paid in full;

                  fifth, to be held by Administrative Agent as cash collateral in accordance with Section 2.16(e) hereof with respect to unreimbursed obligations in respect of Letters of Credit;

                  sixth, if an Event of Default has occurred and is continuing, to pay any other Indebtedness due to the Agents or any Lender, on a ratable basis, and seventh, to Borrower and wired to its Designated Account.

         Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive as provided above, subject to a settlement delay as provided in Section 2.11.

                                            (ii) For purposes of the foregoing,
"paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                                            (iii) In the event of a direct
conflict between the priority provisions of this Section 2.14 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.14 shall control and govern.

         Section 2.15. Cash Management.

                  (a) The Borrower shall (i) establish and maintain lock boxes ("Lockboxes") at one or more banks set forth on Schedule 2.15, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lockboxes, and (ii) deposit and cause QSRD and the Subsidiary Guarantors to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment made in respect of any and all Collateral (whether or not otherwise delivered to a Lockbox) into bank accounts in such Obligor's name (each a "Collection Account" and, collectively, the "Collection Accounts") at banks set forth on Schedule 2.15 (each a "Collection Account Bank" and, collectively, the "Collection Account Banks"). Each Obligor shall establish and maintain a concentration account in its name (each a "Concentration Account" and, collectively, the "Concentration Accounts") at the bank or banks which shall be designated as the concentration account bank for each such Obligor on Schedule 2.15 (each a "Concentration Account Bank" and, collectively, the "Concentration Account Banks"), which banks shall be satisfactory to the Administrative Agent.

                  (b) Each Concentration Account Bank, the Designated Account Bank, and all Collection Account Banks shall establish and maintain tri-party blocked account agreements with the Administrative Agent and the applicable Obligor, in form and substance acceptable to the Administrative Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof deposited in the applicable Concentration Account are held by such banks as agent or bailee-in-possession for the Administrative Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii)(A) with respect to each bank at which a Collection Account is located, such bank agrees, from and after a receipt of a notice (an "Activation Notice") from the Administrative Agent (which Activation Notice may be given by Administrative Agent at any time at which a Triggering Event shall have occurred and is continuing), to forward immediately all amounts in each Collection Account to such Obligor's Concentration Account Bank and to commence the process of daily sweeps from such Collection Account into the applicable Concentration Account, and (B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Administrative Agent upon the occurrence and during the continuance of a Triggering Event, to immediately forward all amounts received in the applicable Concentration Account to the Administrative Agent's Account; provided, however, that Administrative Agent reserves the right, in its sole discretion, to require that collections representing amounts attributable to trust fund taxes or Hydrocarbon Interests of third Persons be segregated by the Collection Account Banks and held in a separate account, (it being the intent of the Administrative Agent, to the extent it has sufficient information to do so, to so segregate trust fund taxes or Hydrocarbon Interests of third Persons, and avoid the deposit of such funds into the Administrative Agent's Account). From and after the date Administrative Agent has delivered an Activation Notice to any bank with respect to any Collection's Account(s), no Obligor shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (c) So long as no Default or Event of Default has occurred and is continuing, the Obligors may amend Schedule 2.15 to add or replace a Collection Account Bank, Lockbox or Collection Account or to replace any Concentration Account or the Designated Account;

provided, however, that (i) Administrative Agent shall have consented in writing in advance to the opening of such account or Lockbox with the relevant bank and
(ii) prior to the time of the opening of such account or Lockbox, the applicable Obligor or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Administrative Agent a tri-party blocked account agreement, in form and substance satisfactory to Administrative Agent. The Obligors shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Administrative Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Administrative Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Administrative Agent's reasonable judgment.

                  (d) The Lockboxes, Collection Accounts, Designated Account and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Loans and all other Indebtedness, and in which each Obligor and each Subsidiary Guarantor shall have granted a Lien to Administrative Agent pursuant to the Security Agreement.

                  (e) Each Obligor shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Obligor (each a "Related Person") to (i) hold in trust for Administrative Agent all checks, cash and other items of payment received by Obligor or any such Related Person, and (ii) within one (1) Business day after receipt by such Obligor or any Related Person of any checks, cash or other items of payment, deposit the same into an Obligor Account of such Obligor. Each Obligor and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Collateral Agent for the benefit of the Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Obligor Account.

         Section 2.16. Letter of Credit Subfacility.

                  (a) Subject to the terms and conditions of this Agreement, Administrative Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment, indemnities, participations and/or undertakings (each such guaranty, indemnity, participation or undertaking an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                      (i) the aggregate amount of all Letter of Credit Usage would exceed the Borrowing Base minus the amount of all outstanding Loans; or

                      (ii) the aggregate amount of all Letter of Credit Usage would exceed the Maximum Credit Amount minus the amount of all outstanding Loans; or

                      (iii) the outstanding Indebtedness would exceed the Maximum Credit Amount; or

                      (iv) the aggregate amount of all Letters of Credit Usage would exceed the L/C Commitment.


Borrower expressly understands and agrees that Administrative Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than as provided in Section
6.03 and all such Letters of Credit shall be in form and substance acceptable to Administrative Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Administrative Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be a Loan hereunder and, thereafter, shall bear interest at the rate then applicable to such Advances under Section 3.02.

                  (b) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit, other than those resulting from the gross negligence or willful misconduct of any member of the Lender Group. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guaranteed by the Lender Group and opened to or for Borrower's account or by Administrative Agent's interpretations of any L/C issued by the Lender Group to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank, other than those resulting from the gross negligence or willful misconduct of any member of the Lender Group.

                  (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by the Lender Group to deliver to Administrative Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Administrative Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (d) Any and all charges, commissions, fees, and costs incurred by Administrative Agent relating to the letters of credit guaranteed by the Lender Group shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Administrative Agent.

                  (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Administrative Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Administrative Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Administrative Agent's discretion, any proceeds of Collateral received by Administrative Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.16(e).

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Administrative Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                                    (A) any reserve, deposit, or similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                                    (B) there shall be imposed on any Agent, the
issuing bank, or any member of the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, the Lender Group may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Administrative Agent may specify to be necessary to compensate the issuing bank or the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 3.02(a) or
(b), as applicable. The determination by the issuing bank or Administrative Agent, as the case may be, of any amount due pursuant to this Section 2.16(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g) Participations:

                      (i) Immediately upon issuance of any Letter of Credit in accordance with this Section 2.16, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Administrative Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Percentage Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                      (ii) Upon the request of any Lender, Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Administrative Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                      (iii) The obligations of each Lender to make payments to Administrative Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Administrative Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                                            (A) any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                            (B) the existence of any claim,
setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, any Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                            (C) any draft, certificate or any
other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                            (D) the surrender or impairment of
any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                            (E) the occurrence of any Default or
Event of Default.

                  (h) In the event any payment by or on behalf of Borrower received by Administrative Agent with respect to any Letter of Credit (or any guaranty by Borrower or reimbursement obligation of Borrower relating thereto) and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Administrative Agent, pay to Administrative Agent their respective Percentage Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.



                                  ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 3.01. Repayment of Loans. The Borrower will pay to the Administrative Agent, for the account of each Lender, the entire amount of the Indebtedness on the Maturity Date.

         Section 3.02. Interest.

                  (a) The Borrower will pay to the Administrative Agent, for account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; provided, however, that, so long as no Default has occurred and is continuing, that portion, if any, of the Applicable Margin in excess of 2.00% per annum shall, in the absence of an election by the Borrower to pay such interest in cash, be paid-in-kind by being added to the principal balance of the Loans; provided further, however, that the Borrower may, on or prior to the date that is 5 Business Days prior to the due date thereof, elect to pay all accrued and unpaid interest under this Section 3.02(a) in cash.

                  (b) Notwithstanding the foregoing, at any time that an Event of Default has occurred and is continuing, the Borrower will pay to the Administrative Agent, for the account of each Lender, interest at the applicable Post-Default Rate on the unpaid principal of each Loan made by such Lender, and (to the fullest extent permitted by law) on each other amount payable by the Borrower hereunder or under any other Loan Document to or for account of such Lender.

                  (c) Accrued interest on Base Rate Loans shall be payable monthly, in arrears, on the first day of each month and on the Maturity Date.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

         Section 4.01. Payments. Except to the extent otherwise provided herein, all payments of principal, interest, Letter of Credit fees, and other amounts to be made by the Borrower under this Agreement and any other Loan Document shall be made in Dollars, in immediately available funds, to the Administrative Agent at the Administrative Agent's

Account, not later than 10:00 a.m. Los Angeles time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim, but shall not constitute a waiver, release or estoppel with respect to any such defense, set-off or counterclaim. Each payment to be made to the Administrative Agent under this Agreement or any other Loan Document for account of a Lender shall be paid promptly by Administrative Agent to such Lender in immediately available funds.

         Section 4.02. Pro Rata Treatment. Except to the extent otherwise provided herein (or otherwise agreed to between the Lenders), each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 shall be made from each Lender pro rata in accordance with its Percentage Share and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata in accordance with its Percentage Share; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Administrative Agent or, if funded by the Lenders, pro rata for the account of the Lenders in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

         Section 4.03. Computations. Interest on Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

         Section 4.04. Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

         Section 4.05. Set-off- Sharing of Payments, Etc.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, after the occurrence and during the continuation of a Default, each Lender shall have the right and be entitled (after consultation with the Collateral Agent), at its option, to offset balances held by it or by any of its Affiliates for account of any Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and the Collateral Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to any Obligor under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining, or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. QSRD and the Borrower agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Obligor. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

         Section 4.06. Taxes.

                  (a) Payments Free and Clear. Any and all payments by any Obligor hereunder or under any other Loan Document shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agents, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agents or such Lender, as the case may be, is a citizen or resident
(ii) the jurisdiction (or any political subdivision thereof) in which the Agents or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agents is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If such Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agents: (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agents (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENTS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENTS (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY ~30) DAYS

AFTER THE DATE ANY LENDER OR THE AGENTS, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENTS RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENTS HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENTS, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENTS IN THE EVENT SUCH LENDER OR THE AGENTS ARE REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                  (d) Lender Representations.

                      (i) Each Lender represents that it is either (i) organized under the laws of the United States of America or any state thereof or
         (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Loan Documents (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
         Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Administrative Agent (in consultation with the Borrower) shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by
         (i) the Borrower or the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this
         Section 4.06.

                      (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this
         Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                      (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its lending office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         Section 4.07. Disposition of Proceeds . The Security Instruments contain an assignment unto and in favor of the Collateral Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to QSRD and its Subsidiaries. In addition, until the occurrence of an Event of Default, the Lenders will, upon written request of the Borrower given to the Collateral Agent, execute and deliver, at the Borrower's expense, such transfer orders and other instruments reasonably necessary to allow payment of production proceeds directly to QSRD and its Subsidiaries.

                                   ARTICLE V
                             [INTENTIONALLY OMITTED]

                                   ARTICLE VI
                       CONDITIONS PRECEDENT AND SUBSEQUENT

         Section 6.01. Initial Funding. The obligation of the Lenders to make the Initial Funding is subject to: (i) the receipt by the Agents of all fees payable pursuant to Section 2.04 or otherwise payable under this Agreement, and
(ii) the receipt by the Agents of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agents in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in the Loan Documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing Loan Documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agents and the Lenders may conclusively rely on such certificate until the Agents receive notice in writing from the Borrower to the contrary.

                  (b) A certificate of the Secretary or an Assistant Secretary of QSRD and each Subsidiary Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in the Loan Documents, (ii) its officers (y) who are authorized to sign the Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing Loan Documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Person, certified as being true and complete. The Agents and the Lenders may conclusively rely on such certificate until the Agents receive notice in writing from the Borrower to the contrary.

                  (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of QSRD, the Borrower and each Subsidiary Guarantor.

                  (d) A compliance certificate which shall be substantially in the form of Exhibit C-1, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

                  (e) The Security Instruments described on Schedule S-1 duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (f) The Transfer Order Letters to the purchasers, the holders of the working interests (with respect to payments due to the holders of net revenue, overriding royalty and similar Hydrocarbon Interests), paying agents or others responsible for the payment of the proceeds of Hydrocarbon production with respect to each Oil and Gas Property of the Borrower, in each case in form and substance satisfactory to the Agents.

                  (g) The following opinions:

                      (i) an opinion of Haynes and Boone, L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Agents.

                      (ii) an opinion of local counsel in each of the following jurisdictions: Louisiana, Oklahoma, Nevada, Kansas, Wyoming, Kentucky, (if available, and, if not, as a condition subsequent under Section 6.05), and New Mexico, in each case in form and substance satisfactory to the Agents.

                  (h) A certificate of insurance coverage of QSRD evidencing that QSRD and its Subsidiaries are carrying insurance in accordance with Section
7.19 hereof.

                  (i) The Agents and the Lenders shall be reasonably satisfied with the status of title and the environmental condition of the Properties of the Borrower and the Subsidiary Guarantors.

                  (j) Multiple originals of the Security Instruments and accompanying financing statements covering the Collateral for filing and recordation in the appropriate offices to establish and perfect the Liens created thereby; and the Agents shall be reasonably satisfied that, upon such filing and recordation, the Security Instruments create valid and perfected, first priority Liens on not less than 95% of each of proved producing and the total proved PV-10 Value of the Oil and Gas Properties included in the Initial Reserve Report, and on 100% of the Principal Properties.

                  (k) The Agents shall have been furnished with appropriate UCC search certificates reflecting no prior Liens except those contemplated by
Section 9.02.

                  (l) The Initial Reserve Reports.

                  (m) The Pay-Off Letter together with the Termination Agreement, in each case in form and substance satisfactory to the Agents, duly executed and delivered by all parties thereto.

                  (n) The Estoppel Letter duly executed and delivered by all parties thereto.

                  (o) The Fee Letter duly executed and delivered by all parties thereto.

                  (p) The Side Letter duly executed and delivered by all parties thereto.

                  (q) The Purchase Agreement duly executed and delivered by all parties thereto.

                  (r) The Resignation and Appointment Agreement duly executed and delivered by all parties thereto.

                  (s) The Intercompany Subordination Agreement duly executed and delivered to all parties thereto.

                  (t) Borrower shall have Excess Availability of no less than $5,000,000.

                  (u) Such other documents as the Agents or any Lender or special counsel to the Agents may reasonably request.

         Section 6.02. Initial and Subsequent Loans. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans or issuance, renewal, extension, or reissuance of a Letter of Credit, and after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) no Material Adverse Effect shall have occurred; (c) the representations and warranties made by QSRD and its Subsidiaries in Article VII and in the Loan Documents shall be true on and as of the date of the making of such Loans or issuance, renewal, extension, or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing or issuance, renewal, extension, or reissuance of a Letter of Credit, except to the extent such representations and warranties are expressly limited to an earlier date or the Agents and the Majority Lenders may expressly consent in writing to the contrary; and (d) after giving effect to any proposed borrowing or issuance, renewal, extension, or reissuance of a Letter of Credit, the amount of the Availability is greater than zero (0).

         Section 6.03. Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

                  (a) At least three (3) Business Days prior to the date of the issuance, renewal, extension or reissuance of each Letter of Credit, the Administrative Agent shall have received a written request for a Letter of Credit.

                  (b) Each of the Letters of Credit shall (i) be issued by the Administrative Agent, (ii) contain such terms and provisions as are reasonably required by the Administrative Agent, (iii) be for the account of the Borrower, and (iv) expire not later than the Maturity Date.

                  (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

          Section 6.04. Certificate Regarding Incurrence of Debt under Senior Indenture. The obligation of the Lenders to make Loans plus Letter of Credit Usage to the Borrower in an aggregate amount in excess of $35,000,000 is subject to the further condition precedent that QSRD deliver a certificate from a Responsible Officer of QSRD, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, as of the date of such incurrence, QSRD and the Borrower are permitted to incur such Indebtedness (including outstanding Letter of Credit Usage) under the Senior Indenture (because either
(i) such Indebtedness will constitute "Permitted Indebtedness" under the Senior Indenture or (ii) such Indebtedness (including outstanding Letter of Credit Usage) may be incurred without violation of the then applicable Consolidated Interest Coverage Ratio set forth in the Senior Indenture) and setting forth in reasonable detail calculations to support the certification.

         Section 6.05. Conditions Subsequent. As a condition subsequent to the Initial Funding, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) Within 15 days of the Closing Date, deliver to Collateral Agent mortgages or deeds of trust, as appropriate, duly executed and in recordable form, and in form and substance satisfactory to the Agents, granting a first priority Lien in favor of Collateral Agent for the benefit of the Lender Group, in the NasGas Property in Breckinridge, Meade and Hardin Counties, Kentucky (the "New Mortgage").

                  (b) Within 15 days of the Closing Date, deliver to Collateral Agent the opinion of local counsel in Kentucky with respect to the New Mortgage, in form and substance satisfactory to the Agents.

                  (c) Within 15 days of the Closing Date, either deliver to Collateral Agent a Control Agreement in form and substance satisfactory to the Agents, with respect to the Dreyfus Cash Management Accounts set forth on
Schedule 9.03, duly executed and delivered by all parties thereto, or terminate the Dreyfus Cash Management Accounts.

                  (d) Within 15 days of the Closing Date, deliver to Collateral Agent a notification letter, in form and substance satisfactory to Agents, duly acknowledged by Chase Bank of Texas, National Association, as escrow agent under the Escrow Agreement, with respect to the security interest of the Collateral Agent for the benefit of the Lender Group in such rights, title and interests Borrower may have in the escrow account which is the subject of the Escrow Agreement.

                  (e) Within 15 days of the Closing Date, establish a cash management system in compliance with the requirements of Section 2.15, to the satisfaction of the Agents.

                  (f) Within 30 days of the Closing Date, either deliver to Collateral Agent duly executed Lien releases or terminations terminating all of ECT's Liens in the Property of QSRD and its Subsidiaries to the satisfaction of the Agents, or demonstrate to the satisfaction of the Agents that Borrower is diligently pursuing its remedies to enforce ECT's further assurance obligations under the Termination Agreement..



                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         QSRD and the Borrower represent and warrant to the Agents and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of credit as provided in Section 6.02, except that the representations contained in Section 7.02 shall be deemed to be made with respect to the most recent financial statements delivered to the Administrative Agent pursuant to Section 8.01):

         Section 7.01. Corporate Existence.

                  (a) Each of QSRD, the Borrower and its Subsidiaries: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  (b) Set forth on Schedule 7.01, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 7.01, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 7.01, is a complete and accurate list of Borrower's direct and indirect Subsidiaries as of the Closing Date, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable. As of the Closing Date, Borrower has no interest in any partnerships (other than tax partnerships which are not partnerships under applicable state law). QSR Canada has no assets in excess of $200,000 in the aggregate or liabilities in excess of $150,000 in the aggregate, and its business operations are limited to providing general and administrative services, including management services, to QSRD and its Subsidiaries.

                  (d) Except as set forth on Schedule 7.01, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         Section 7.02. Financial Condition.

                  (a) The audited consolidated balance sheet of QSRD and its Consolidated Subsidiaries, as at June 30, 1999 and the related consolidated statement of operations, stockholders' equity and cash flow of QSRD and its Consolidated Subsidiaries, for the fiscal year ended on said date, with the audit report thereon of Ernst & Young L.L.P. heretofore furnished to each of the Lenders, and the unaudited consolidated balance sheet of QSRD and its Consolidated Subsidiaries as at August 31, 1999 and their related consolidated statements of operations, and cash flow of QSRD and its Consolidated Subsidiaries for the 2-month period ended on such date heretofore furnished to the Lenders are complete and correct in all material respects and fairly present the consolidated financial condition of QSRD and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the 2-month period ending on said dates, in accordance with GAAP with respect to the audited financial statements, and on a modified accrual basis with respect to interim financial statements, in each case applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).

                  (b) Neither QSRD nor any of its Subsidiaries has on the Closing Date any material Debt, contingent liabilities interpreted in accordance with GAAP, liabilities for taxes, unusual forward or long-term commitments for the purchase or sale of Oil and Gas Properties, or unrealized or anticipated losses from any unfavorable commitments, in each case except for customary purchase price adjustments, prorations, indemnities, and other typical obligations arising under or in connection with the purchase or sale of Oil and Gas Properties or the acquisition or issuance of securities, and except as referred to or reflected or provided for in the Financial Statements or in
Schedule 7.02 which could reasonably be expected to have a Material Adverse Effect. Since June 30, 1999, there has been no change or event having a Material Adverse Effect. Since June 30, 1999, neither the business nor the Properties of QSRD or any of its Subsidiaries have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

         Section 7.03. Litigation. Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitration proceeding, investigation or other action of any nature pending or, to the knowledge of QSRD and the Borrower threatened against or affecting QSRD or any of its Subsidiaries which involves the possibility of any judgment or liability against QSRD or any of its Subsidiaries not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

         Section 7.04. No Breach. Neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date or which if not obtained would have a Material Adverse Effect under, the respective charter or by-laws of QSRD or any of its Subsidiaries, including the Borrower, or any material Governmental Requirement, agreement or instrument to which QSRD or any of its Subsidiaries, including the Borrower, is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of QSRD or any of its Subsidiaries, including the Borrower, pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         Section 7.05. Authority. QSRD and each of its Subsidiaries, including the Borrower, have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by QSRD and each of its Subsidiaries, including the Borrower, of the Loan

Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each such Person, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

         Section 7.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by QSRD or any of its Subsidiaries, including the Borrower, of the Loan Documents or for the validity or enforceability thereof.

         Section 7.07. Use of Loans. The proceeds of the Loans shall be used for general corporate purposes (consistent with the covenants contained herein and in the other Loan Documents), including the following: i) to meet the Borrower's capital expenditure requirements, ii) to finance Permitted Acquisitions, and
iii) to repay, in full, the DEM Subordinated Debt (in a maximum amount of DEM 1,700,000). The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or Letter of Credit hereunder will be used to buy or carry any margin stock.

         Section 7.08. ERISA.

                  (a) QSRD and its ERISA Affiliates have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) To the best knowledge of QSRD, no act, omission or transaction has occurred which could result in imposition on QSRD or any of its ERISA Affiliates (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 4.09 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by QSRD or any of its ERISA Affiliates has been or is expected by QSRD to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which QSRD and/or its ERISA Affiliates is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Tide IV of ERISA does not, as of the end of QSRD's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of QSRD or its ERISA Affiliates sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by QSRD or any of its ERISA Affiliates in its sole discretion at any time without any material liability.

                  (h) None of QSRD or its ERISA Affiliates sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of QSRD or its ERISA Affiliates is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 7.09. Taxes. Each of QSRD and its Subsidiaries, including the Borrower, has filed all required United States Federal income tax returns that are currently due and, to the best of QSRD's knowledge, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by QSRD or any of its Subsidiaries, including the Borrower, except for those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of QSRD and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of QSRD, adequate. No tax Lien has been filed and, to the knowledge of QSRD, no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

         Section 7.10. Titles, etc.

                  (a) Except as set out in Schedule 7.10, each of QSRD and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by
Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, QSRD and its Subsidiaries, as applicable, owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate such Person to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All material leases and agreements necessary for the conduct of the business of QSRD and its Subsidiaries are valid and subsisting and are in full force and effect. There exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases which would affect in any material respect the conduct of the business of QSRD and its Subsidiaries taken as a whole or which would have a Material Adverse Effect.

                  (c) The rights, properties and other assets presently owned, leased or licensed by QSRD and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets reasonably necessary to permit QSRD and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of QSRD and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         Section 7.11. No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agents or the Lenders (or any of them) by QSRD or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact known to QSRD which has a Material Adverse Effect or in the future is reasonably likely to have (so far as QSRD can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agents by or on behalf of QSRD or any of its Subsidiaries prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

         Section 7.12. Investment Company Act. Neither QSRD nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.13. Public Utility Holding Company Act. QSRD and its Subsidiaries are not subject to regulation, or are exempt from regulation, as a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.14. Subsidiaries and Partnership. Except as set forth on
Schedule 7.14, as such Schedule shall from time to time be revised to reflect the creation of additional Subsidiaries by QSRD or the Borrower or their Subsidiaries in accordance with Section 9.17,

QSRD has no Subsidiaries and has no interest in any partnerships; and the Borrower has no Subsidiaries and has no interest in any partnerships. Schedule
7.14 sets forth the principal place of business of each such Subsidiary and the ownership interest of QSRD and the Borrower in such Subsidiary.

         Section 7.15. Location of Business and Offices. Each of QSRD and the Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

         Section 7.16. Defaults. Neither QSRD nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement to which any such Person is a party or by which any such Person is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

         Section 7.17. Environmental Matters. Except (i) as provided in Schedule
7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of QSRD or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

                  (b) Without limitation of clause (a) above, no Property of QSRD or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of QSRD, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or (to the knowledge of QSRD) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of QSRD and each of its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and QSRD and each of its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of QSRD or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of QSRD, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or (to the knowledge of QSRD) threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

                  (e) QSRD has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of QSRD or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (f) To the extent applicable, all Property of QSRD and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and QSRD does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

                  (g) Neither QSRD nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         Section 7.18. Compliance with the Law. Neither QSRD nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts, or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).

         Section 7.19. Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by QSRD and each of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for substantial compliance with all requirements of law and of all agreements to which QSRD or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business for the assets and operations of QSRD and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which QSRD and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither QSRD nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 7.20. Risk Management Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of QSRD and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

         Section 7.21. Restriction on Liens. Except as set forth on Schedule 7.21, neither QSRD nor any of its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any agreement or arrangement or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties; provided that such restrictions do not impair the ability of QSRD or any of its Subsidiaries (other than Non-Recourse Subsidiaries) to grant Liens to the Collateral Agent for the benefit of the Lender Group.

         Section 7.22. Gas Imbalances. Except as set forth on Schedule 7.22 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to QSRD and its Subsidiaries' Oil and Gas Properties which would require such Person to either make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent

(5%) of the then current monthly production of gas from the Oil and Gas Properties of QSRD and its Subsidiaries in the aggregate.

         Section 7.23. Material Agreements.

                  (a) Set forth on Schedule 7.23 hereto is a complete and correct list of all Material Agreements in effect or to be in effect as of the Closing Date (other than Risk Management Agreements) providing for, evidencing, securing or otherwise relating to any Debt of QSRD or any of its Subsidiaries, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.23 hereto is a complete and correct list of all material agreements and other instruments of QSRD and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of QSRD and its Subsidiaries during QSRD's current fiscal year.

                  (b) QSRD has delivered to the Agents true and complete copies of each of the agreements evidencing the Subordinated Debt and each Material Agreement, as each may have been amended, that have been requested by the Agents.

         Section 7.24. Solvency. QSRD and its Consolidated Subsidiaries, taken as a whole, (i) are not insolvent as of the date hereof and will not be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents, (ii) are not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property or assets remaining with QSRD and its Consolidated Subsidiaries constitutes unreasonably small capital, and (iii) do not intend to incur, or believe any of them will incur, debts that will be beyond their ability to pay as such debts mature.

         Section 7.25. Brokerage Fees. Except for any and all brokerage fees payable by Borrower to Durham Capital Corporation ("Durham") on the Closing Date for the services rendered to Borrower by Durham, no brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and neither QSRD, Borrower nor any of their Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.



                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         QSRD and the Borrower covenant and agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and any Obligor under any Loan Document:

         Section 8.01. Financial Statements and Collateral Reports. QSRD shall deliver, or shall cause to be delivered, to each Agent with sufficient copies of each for the Lenders:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of QSRD, the audited consolidated statements of operations, stockholders' equity, and cash flow of QSRD and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and unaudited consolidating balance sheets of QSRD and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related audit report of independent certified public accountants of recognized national standing acceptable to the Agents which audit report shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of QSRD and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent certified public accountants shall have concurred and such audit report shall be consistent with the standard audit report format promulgated by the relevant regulatory authorities governing such reports and shall not contain a "going concern" or like qualification or exception.

                  (b) As soon as available and in any event within 30 days after the end of each of the fiscal monthly periods of each fiscal year of QSRD not constituting a fiscal quarter end, consolidated statements of operations and cash flow of QSRD and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, together with management's discussion and analysis of such results, all of which shall be in form and substance reasonably satisfactory to the Agents, and accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of QSRD and its Consolidated Subsidiaries as prepared by QSRD on a modified accrual basis and consistent with the August 31, 1999 interim financial statements heretofore furnished to the Lenders, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) Within 30 days following the end of each fiscal month, a summary of the operating and financial results of QSRD and its Subsidiaries (other than Non-Recourse Subsidiaries) for such preceding calendar month, together with management's discussion and analysis of such results if not duplicative of management's discussion and analysis provided in conjunction with the delivery of the monthly financial statements pursuant to Section 8.01(b), all of which shall be in form and substance reasonably satisfactory to the Agents, and, in conjunction with the report delivered pursuant to Section 8.07(e), shall include: (i) a detailed statement of sales and revenues derived from all products produced from the Oil and Gas Properties, for the previous month, including prices received, prior period adjustments to such revenues and prices, and any Material Adverse Effect affecting the sales or marketing agreements or arrangements with the purchasers of such products; (ii) a detailed aging of QSRD's and each of its Subsidiaries' unpaid lease operating expenses and unpaid other liabilities, for the previous month, with respect to which a mineral lien, subcontractor's lien, mechanic's lien, materialmen's lien or other Lien against any of the Collateral may arise which may have a priority superior to Collateral Agent's Lien on such Collateral; (iii) notice of all claims, disputes, and litigation that have arisen since the date of the most recent statement to Agents pursuant to this Section 8.01(c); except (A) ongoing collection matters in which QSRD or any of its Subsidiaries is the claimant or plaintiff; and (B) matters that, if decided adversely to QSRD or any of its Subsidiaries, do not result in and reasonably could not be expected to result in a Material Adverse Effect; (iv) (A) a listing the total amount actually paid by QSRD and its Subsidiaries during the preceding month for: (1) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to the Oil and Gas Properties, and (2) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (B) estimating the future payments for (1) and (2), above, for the succeeding 6 month period; and (v) a statement of the balances remaining on hand in any prepaid development or other deposit or trust account of funds previously delivered to QSRD or any of its Subsidiaries.

                  (d) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of QSRD, consolidated statements of operations and cash flow of QSRD and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of QSRD and its Consolidated Subsidiaries as prepared in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (e) Promptly after QSRD or the Borrower knows that any Default or Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action QSRD or the Borrower proposes to take with respect thereto.

                  (f) Promptly upon receipt thereof, a copy of each other material report or letter submitted to QSRD by its independent accountants in connection with any annual, interim or special audit made by them of the books of QSRD and its Consolidated Subsidiaries and a copy of any response by QSRD or its Board of Directors to such letter or report.

                  (g) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by QSRD to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by QSRD with or received by QSRD in connection therewith from any securities exchange or the SEC.

                  (h) Upon request of Administrative Agent, copies of well files and well reports (including information regarding the locations of and equipment located on each well) in the possession or control of QSRD or any of its Subsidiaries or which otherwise can be obtained without commercially unreasonable cost or expense.

                  (i) From time to time such other information regarding the business, affairs or financial condition of QSRD or any of its Subsidiaries, including the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), as any Lender or any Agent may reasonably request.

                  (j) As soon as available and in any event within 45 days after each Quarterly Date, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Quarterly Date, (i) a summary of its hedging positions under all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of QSRD and each of its Subsidiaries, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any new credit support agreements relating thereto, and (ii) a listing of the identity and address of any person remitting to the Borrower proceeds from the sale of Hydrocarbon production from or attributable to any Oil and Gas Properties, which listing shall include a general description of the Oil and Gas Properties for which such Person is remitting proceeds, together with such additional information that Administrative Agent may reasonably request in order to keep current and accurate the addressees for the Transfer Order Letters.

                  (k) Within two (2) Business Days following receipt by QSRD or the Borrower, a copy of the notice from JEDI of its intent to sell, or otherwise dispose of, to any Person its interests in the Series A Preferred Stock of QSRD if such sale or disposition reduces the aggregate remaining shares of such class of Preferred Stock owned by JEDI or its Affiliates below 75% of the total shares of such class of Preferred Stock owned by JEDI as of the Closing Date.

                  (l) Promptly after QSRD knows that any "mandatory redemption event" in respect of any class of Permitted Preferred Stock has occurred, a notice thereof, describing the same in reasonable detail and the action QSRD proposes to take with respect thereto; and if any mandatory redemption notices are given or received in respect of any class of Permitted Preferred Stock, a copy thereof.

                  (m) With the delivery of the June 30th Reserve Report, the Borrower shall also provide projections and budgets of QSRD and its Subsidiaries for the forthcoming fiscal year, which shall include, on a monthly basis for the forthcoming fiscal year, an operating and capital budget, income and cash flow statements and balance sheets, in each case together with the analysis and discussion of management of such projections, all certified by a Responsible Officer of the Borrower as being prepared based on the assumptions and assessments believed by the Borrower to be reasonable and appropriate both as of the date of such projections and as of the date of submission thereof to the Administrative Agent.

         QSRD and the Borrower will furnish to the Administrative Agent, at the time QSRD furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C-1 hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether QSRD and the Borrower are in compliance with Sections 9.12,
9.13 and 9.22 as of the end of the respective fiscal month or fiscal year.

         Section 8.02. Litigation. QSRD shall promptly give to the Administrative Agent notice of all legal or arbitration proceedings, and of all proceedings before any Governmental Authority affecting QSRD or any of its Subsidiaries, including the Borrower, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. QSRD will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of QSRD or any of its Subsidiaries if the value of the claim, judgment, Lien or other encumbrance affecting such Property shall exceed $250,000.

         Section 8.03. Maintenance, Etc.

                  (a) The Borrower and QSRD shall, and QSRD shall cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises (except for mergers or dissolutions upon transfer of all or substantially all assets permitted pursuant to Section 9.08); keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities in accordance with GAAP; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy (other than production taxes, severance taxes, payroll taxes or taxes that are the subject of a United States federal tax lien) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; permit representatives of the Agents or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agents (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons, and reasonably acceptable to the Agents, and carry such other insurance as is usually carried by such Persons, or as may be reasonably required by the Agents, including, without limitation, environmental risk insurance to the extent reasonably available.

                  (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, QSRD will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from its insurer(s) in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

                  (c) The Borrower and QSRD shall, and shall cause each of its Subsidiaries to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  (d) The Borrower and QSRD shall, and shall cause each of its Subsidiaries to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower and QSRD, shall and QSRD shall cause each of its Subsidiaries to, promptly: (i) pay and discharge in accordance with the usual and customary practices of the industry, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each of its Subsidiaries to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower and QSRD shall, and QSRD shall, cause each of its Subsidiaries to, operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  (e) In the event that all or any portion of any Oil and Gas Property owned by QSRD and its Subsidiaries is composed of interests in the Hydrocarbon Property which are not working interests or which are operated by a Person or Persons other than QSRD or one of its Subsidiaries, then, with respect to such interests and Properties, QSRD shall, and shall cause such Subsidiary to, use reasonable efforts consistent with usual and customary industry practice to obtain compliance with the foregoing covenants contained in this Section 8.03 by the working interest owners or the operator or operators of such interests or Properties.

         Section 8.04. Environmental Matters.

                  (a) QSRD will, and will cause each of its Subsidiaries to, establish and implement such procedures as may be reasonably necessary, consistent with its ownership interests, to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of such Persons and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws,
(ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) QSRD will promptly notify the Agents and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which QSRD has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                  (c) QSRD will, and will cause each of its Subsidiaries to, provide environmental audits and tests in accordance with American Society of Testing and Mechanics standards as reasonably requested by the Agents or the Lenders or as otherwise required to be obtained by the Agents or the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

         Section 8.05. Further Assurances. QSRD and the Borrower will and will cause each of its respective Subsidiaries to cure promptly any defects in the execution and delivery of the Loan Documents and this Agreement. QSRD at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Collateral Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of QSRD or any of its Subsidiaries, as the case may be, in the Loan Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the

Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 8.06. Performance of Obligations. The Borrower will pay the Indebtedness according to the terms and conditions of the Loan Documents; and QSRD will and will cause each of its Subsidiaries, including the Borrower, to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, at the time or times and in the manner specified.

         Section 8.07. Engineering Reports.

                  (a) No later than 30 days prior to each Scheduled Re-determination Date, commencing with the Scheduled Re-determination Date to occur on March 15, 2000 the Borrower shall furnish to the Agents and the Lenders a Reserve Report. The June 30 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent and the December 31 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding June 30 Reserve Report.

                  (b) In the event of an unscheduled re-determination, the Borrower shall, at the Administrative Agent's request (or at the request of the Majority Lenders pursuant to Section 2.08(d)), furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled re-determination requested by the Administrative Agent (or as requested by the Majority Lenders pursuant to Section 2.08(d)), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 45 days following the receipt of the request by the Administrative Agent (or receipt of the request of the Majority Lenders pursuant to Section 2.08(d)).

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or a Subsidiary Guarantor, as applicable, owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02,
(iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or a Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Agents, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower or a Subsidiary Guarantor, as applicable, from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

                  (d) As soon as available and in any event within 45 days after the end of each fiscal quarter, the Borrower shall provide (i) a production report, in the form currently prepared internally by the Borrower and which has been approved by the Administrative Agent, and (ii) a summary of all general and administrative costs of QSRD and its Consolidated Subsidiaries for such quarter which are not reflected in the Consolidated Net Income for such quarter for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the account of QSRD, the Borrower or any Subsidiary (other than Non-Recourse Subsidiaries) in such period, and such other information with respect thereto as the Agents or any Lender may reasonably require.

                  (e) As soon as available and in any event within 30 days after the end of each month ending after the Closing Date, a report setting forth, in form reasonably acceptable to the Agents, the revaluation of the PV-10 Value of the oil and gas reserves composing the Borrowing Base as determined by the most recently delivered Reserve Report provided by Borrower under Section 8.07(a) or
(b), as applicable, such revaluation calculated by multiplying the volumetric quantity of the categories of estimated Proved Reserves provided in such Reserve Report less aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by the applicable NYMEX Swap Price as of last Business Day of the month preceding the date of the delivery by Borrower of such report to the Agents; each such monthly report shall also include a discussion of any changes since the date of the most recent Reserve Report in the categorization of any or all Oil and Gas Properties among Proved Developed Non-Producing Reserves, Proved Developed Producing Reserves, Proved Undeveloped Reserves, and "other", any changes in any Obligor's working interest or net revenue interest in the Oil and Gas Properties, and such other information as the Administrative Agent shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; each such monthly report shall be accompanied by a certificate of a Responsible Officer of the Borrower certifying to the completeness and accuracy of the report including the calculations of the revalued Proved Reserves.

         Section 8.08. Title Information.

                  (a) On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.07(a) or (b), as applicable, the Borrower will deliver title information in form and substance reasonably satisfactory to the Administrative Agent covering the Oil and Gas Properties evaluated by such Reserve Report and included in the Borrowing Base that were not included in the immediately preceding Borrowing Base evaluation, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the PV-10 Value of the Oil and Gas Properties (to include 100% of the Principal Properties) evaluated by such Reserve Report and included in the Borrowing Base. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by the title information within 60 days after a request by the Administrative Agent or the Lenders to cure such defects or exceptions.

                  (b) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead the Administrative Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Lenders are not satisfied with title to any Oil and Gas Property after the time period in Section 8.08(a) has elapsed, such unacceptable Oil and Gas Property shall not count towards the 85% requirement (or the 100% of Principal Properties requirement), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the PV-10 Value of the Oil and Gas Properties (including 100% of the Principal Properties) included in the Borrowing Base. This new Borrowing Base shall become effective immediately after receipt of such notice.

         Section 8.09. Additional Collateral.

                  (a) QSRD and the Borrower will, and will cause each Subsidiary Guarantor to, grant to the Collateral Agent as security for the Indebtedness a first-priority Lien (subject only to Excepted Liens and to the extent applicable, Liens permitted by Section 9.02) on such Person's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments such that the Mortgaged Property shall include at least 85% (including 100% of the Principal Properties) (and will use reasonable efforts to maintain 95% (including 100% of the Principal Properties)) of its and such Subsidiaries' PV-10 Value of each of proved producing and the total Proved Reserves at all times, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. If the Collateral Agent so requests in writing, QSRD and the Borrower will, and will cause each Subsidiary Guarantor to, within 30 days following such request, grant to the Collateral Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens and, to the extent applicable, Liens permitted by Section 9.02) on such Person's interest in any Oil, and Gas Properties not already subject to a Lien of the Security Instruments such that the Mortgaged Property shall include a percentage requested by the Collateral Agent (not to exceed 95% (but including 100% of the Principal Properties)) of its and such Subsidiaries' PV-10 Value of each of proved producing and the total Proved Reserves at all times.

                  (b) Concurrently with the granting of the Lien or other action referred to in Section 8.09(a) above, the Borrower will (i) provide to the Collateral Agent title information in form and substance satisfactory to the Collateral Agent in its sole discretion with respect to the relevant Obligor's interests in such Oil and Gas Properties; and (ii) promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Collateral Agent, provide to the Collateral Agent an opinion addressed to the Collateral Agent for the benefit of the Lenders in form and substance satisfactory to the Collateral Agent in its sole discretion from counsel acceptable to Collateral Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

         Section 8.10. ERISA Information and Compliance. QSRD will promptly furnish and will cause its ERISA Affiliates to promptly furnish to the Agents with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action QSRD or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), QSRD will, and will cause each of its ERISA Affiliates to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (0 and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

         Section 8.11. Hedging Program. The Borrower shall maintain in effect one or more Risk Management Agreements with one or more Eligible Counterparties, the effective term of such Risk Management Agreements to expire no earlier than March 31, 2002, and the aggregate notional volumes of Hydrocarbons subject of such Risk Management Agreements shall constitute, (i) in the event that the Risk Management Agreements with Prior Agent as counterparty are terminated on or prior to the Closing Date, for the period from the Closing

Date through December 10, 1999, not less than thirty-five percent (35%), and thereafter not less than fifty percent (50%), or (ii) in the event that the Risk Management Agreements with Prior Agent as counterparty are not terminated on or prior to the Closing Date, not less than fifty percent (50%), of the Obligors' forecasted production for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         QSRD and the Borrower covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder or any Obligor under any Loan Document:

         Section 9.01. Debt. Neither QSRD nor any of its Subsidiaries, including the Borrower, will incur, create, assume or suffer to exist any Debt, except:

                  (a) the Indebtedness or any guaranty of or suretyship arrangement for the Indebtedness including Debt to issuers of letters of credit that are the subject of L/C Guarantees;

                  (b) the Debt of any Obligor existing on and not repaid on the Closing Date which is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof,

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (d) Debt under capital leases (as required to be reported on the financial statements of QSRD pursuant to GAAP) and other Debt of QSRD and the Borrower not otherwise permitted under this Section 9.01 in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

                  (e) Debt of the Borrower under Risk Management Agreements with any Eligible Counterparty;

                  (f) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

                  (g) the Subordinated Debt;

                  (h) intercompany Debt to the extent permitted by Section 9.03;

                  (i) Debt arising from or related to any of the Liens described in clauses (iii) to (v) of the definition of "Excepted Liens";

                  (j) Non-Recourse Debt of any Non-Recourse Subsidiary; and

                  (k) Debt of QSRD and its Subsidiaries, including the Borrower, incurred pursuant to the Senior Note Documents.

         Section 9.02. Liens. Neither QSRD nor any of its Subsidiaries, including the Borrower, will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the payment of any Indebtedness;

                  (b) Excepted Liens;

                  (c) Liens securing capital leases (but not other Debt) allowed under Section 9.01(d) but only on the Property under lease;

                  (d) Liens disclosed on Schedule 9.02;

                  (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(f); and

                  (f) Liens on Property of a Non-Recourse Subsidiary to secure Debt permitted by Section 9.01(j) and Liens on stock or other equity interests of any Non-Recourse Subsidiary.

         Section 9.03. Investments, Loans and Advances. Neither QSRD nor any of its Subsidiaries, including the Borrower, will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within 180 days from the date of creation thereof rated in the highest grade by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Rating Service or Moody's Investors Service, Inc., respectively;

                  (f) in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                  (g) investments, loans or advances made by (i) QSRD in or to the Borrower or any Subsidiary Guarantor, (ii) the Borrower in or to QSRD or any Subsidiary Guarantor, and (iii) any Subsidiary of QSRD (other than the Borrower) in or to any Subsidiary Guarantor, QSRD or the Borrower;

                  (h) investments by the Borrower in Permitted Acquisitions;

                  (i) investments by the Borrower in Oil and Gas Properties through indirect ownership such as joint venture, partnership or other participation arrangements in an amount not to exceed $2,000,000 outstanding at any one time;

                  (j) advances to operators under operating agreements entered into by QSRD or any of its Subsidiaries in the ordinary course of business;

                  (k) investments, loans or advances made by (i) the Borrower or any Subsidiary Guarantor to any Non-Recourse Subsidiary not to exceed at any one time outstanding $100,000 in the aggregate, or (ii) a Non-Recourse Subsidiary to any other Non-Recourse Subsidiary; provided that QSRD may make loans, advances or investments to QSR Canada to satisfy its obligations under any employment agreements to which it is a party and for (A) fixtures, furniture and equipment, provided that the aggregate amount spent under this clause (A) shall not exceed $150,000 in the aggregate during any twelve-month period and (B) normal general and administrative expenses incurred in the ordinary course of its business and for which QSR Canada is ultimately entitled to reimbursement from QSRD and/or its Subsidiaries; and

                  (l) loans or advances to officers, directors and employees of QSRD or any Subsidiary in the ordinary course of business not to exceed $250,000 in the aggregate outstanding at any time.

         Section 9.04. Dividends, Distributions and Redemptions. QSRD shall not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except for (i) dividends or distributions payable solely in capital stock of QSRD; and
(ii) the repurchase or redemption of any shares of the Series C Preferred Stock with the aggregate net cash proceeds in excess of $50,000,000 of any Equity Offering(s) occurring after the Closing Date, provided that (A) no Default or Event of Default has occurred at the time such shares are repurchased or redeemed or would result from such repurchase or redemption and (B) the Excess Availability is not less than $10,000,000 prior and after giving effect to such repurchase or redemption.

         Section 9.05. Sales and Leasebacks. Neither QSRD nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby QSRD or any of its Subsidiaries shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby QSRD or any of its Subsidiaries shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which QSRD or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 9.06. Nature of Business. Neither QSRD, nor any of its Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

         Section 9.07. Limitation on Leases. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months in the aggregate. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding royalty payments under leases of Hydrocarbon Interests), for oil and gas field operations under leases or lease agreements (other than leases for any drilling, workover or other rig related activities, but including leases of vehicles, compressors, and the like) which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $4,000,000 in any period of twelve consecutive calendar months.

         Section 9.08. Mergers, Etc. Neither QSRD nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that (i) any Subsidiary Guarantor may merge with any other Subsidiary Guarantor or may merge with the Borrower so long as the Borrower is the surviving entity, and (ii) any Non-Recourse Subsidiary may merge with any Person; provided that if such Non-Recourse Subsidiary merges with QSRD, the Borrower or any Subsidiary Guarantor, no Default or Event of Default would occur or be continuing after giving effect to such merger and QSRD, the Borrower or such Subsidiary Guarantor, as the case may be, shall be the surviving entity.

         Section 9.09. Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 9.10. ERISA Compliance. QSRD will not at any time:

                  (a) Engage in, or permit any of its ERISA Affiliates to engage in, any transaction in connection with which QSRD or any of its ERISA Affiliates could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (t) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any of its ERISA Affiliates to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected result in any liability to QSRD or any of its ERISA Affiliates to the PBGC in excess of $100,000;

                  (c) Fail to make, or permit any of its ERISA Affiliates to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, QSRD or any of its ERISA Affiliates is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any of its ERISA Affiliates to permit to exist, any accumulated funding deficiency within the meaning of
Section 302 of ERISA or section 412 of the Code in excess of $ 100,000, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any of its ERISA Affiliates to permit, the actuarial present value of the benefit liabilities under any Plan maintained by QSRD of its ERISA Affiliates which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000; and for purposes of this Agreement, the term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any of its ERISA Affiliates to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any of its ERISA Affiliates to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to QSRD or any of its ERISA Affiliates if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000;

                  (h) Incur, or permit any of its ERISA Affiliates to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA in an amount which exceeds $100,000;

                  (i) Contribute to or assume an obligation to contribute to, or permit any of its ERISA Affiliates to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any of its ERISA Affiliates to amend, a Plan resulting in an increase in current liability such that QSRD or any of its ERISA Affiliates is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 9.11. Sale or Discount of Receivables. Neither QSRD nor any of its Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         Section 9.12. Current Ratio and Interest Coverage Ratio.

                  (a) Consolidated Current Ratio. QSRD's ratio of (i) consolidated current assets plus unused availability under the Aggregate Commitments to (ii) consolidated current liabilities (excluding current maturities of the Indebtedness) shall not be less than 1.50 to 1.00 as of the last day of any month commencing October 31, 1999.

                  (b) Consolidated Interest Coverage Ratio. QSRD's ratio, as of the last day of any month commencing October 31, 1999, of (i) consolidated EBITDA for the 12 month period then ended, to (ii) the sum of (a) consolidated Interest Expense for such 12 month period (but excluding any costs or expenses incurred in terminating any Risk Management Agreements involving the Bank of Montreal to the extent included in the determination of consolidated Interest Expense), and (b) dividends paid in cash on Permitted Preferred Stock during such 12 month period, shall not be less than 1.00 to 1.00.

         Section 9.13. Accounts Payable. QSRD will, and will cause its Subsidiaries to, pay their respective trade account payables when due in accordance with their terms and usual and customary industry practices (which shall not, in any event exceed 90 days from the date of invoice), except for such payable which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves under GAAP are being maintained. QSRD and its Subsidiaries will not permit the weighted average maturity of their trade accounts payables (excluding payables being contested pursuant to the foregoing sentence) to exceed 60 days (measured quarterly as of the last day of each fiscal quarter).

         Section 9.14. Sale of Oil and Gas Properties. QSRD and the Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) sales of Hydrocarbons in the ordinary course of business, (ii) sales of assets which are worn-out or obsolete and are not material to the continuation of its business, (iii) intercompany sales or other dispositions by any Obligor to the Borrower or by any Subsidiary Guarantor to another Subsidiary Guarantor, provided the foregoing shall not permit dispositions to Non-Recourse Subsidiaries, except to the extent permitted by
Section 9.03(j)), (iv) dispositions of equipment when substantially similar equipment has been or will be acquired, (v) any transfer or conveyance required pursuant to the terms of the Escrow Agreement, and (vi) so long as no Event of Default has occurred and is continuing, and no Overadvance would result therefrom, sales or other dispositions of Oil and Gas Properties or other assets which shall not exceed $1,000,000 in the aggregate in any fiscal year; provided that the Borrowing Base shall be adjusted by an amount equal to the value, if any, assigned such Property or asset in the most recently determined Borrowing Base; and provided, further, at or prior to the effective date of any such sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Properties, and as a condition to Borrower's authority to do so, Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Borrower certifying (i) that no Event of Default has occurred and is continuing, (ii) to the valuation of the Oil and Gas Properties involved utilizing the NYMEX Swap Price for valuation purposes, (iii) that the disposition proposed will not violate any of the Dollar limitations or other conditions set forth in this Section 9.14, (iv) that the disposition will not result in an Overadvance, and (v) the consideration and manner of the payment thereof to be received by Borrower for the disposition of the Oil and Gas Properties involved.

         Section 9.15. Environmental Matters. Neither QSRD nor any of its Subsidiaries will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

         Section 9.16. Transactions with Affiliates. Neither QSRD nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than QSRD, the Borrower or any Subsidiary Guarantor) unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.


         Section 9.17. Subsidiaries and Partnerships. Without the prior written consent of the Agent, QSRD and the Borrower shall not, and shall not permit any of its respective Subsidiaries to, create any additional Subsidiaries or partnerships, unless such Subsidiary or partnership becomes a Subsidiary Guarantor hereunder or is designated by QSRD to be Non-Recourse Subsidiary. QSRD shall not and shall not permit any of its Subsidiaries to sell or issue any shares of stock of any class of one of its Subsidiaries or any interest in a partnership except to QSRD or any of its Subsidiaries (other than Non-Recourse Subsidiaries).

         Section 9.18. Negative Pledge Agreements. Neither QSRD nor any of its Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments and the documents and agreements listed on Schedule 7.23) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any of its Subsidiaries from paying dividends to QSRD or the Borrower, or which requires the consent of other Persons in connection therewith.

         Section 9.19. Gas Imbalances, Take-or-Pay or Other Prepayments. QSRD and the Borrower will not, and will not permit any Subsidiary Guarantor to, enter into any contracts or agreements which warrant production of Hydrocarbons (other than Risk Management Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to their Oil and Gas Properties which would require such Person to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Mortgaged Properties.

         Section 9.20. Material Agreements. QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend or modify in any material respect or terminate any of the Material Agreements. Without limitation of the generality of the foregoing, the Borrower will not amend, modify or supplement in any material respect the Purchase and Sale Agreement or the Escrow Agreement referred to therein; and neither QSRD nor the Borrower will waive any condition precedent or requirement associated with the release of funds held in escrow pursuant to the terms of the Escrow Agreement. QSRD and the Borrower will, and will cause each of their Subsidiaries to, perform and comply in all material respects with all of their obligations under each Material Agreement in such a manner as to at all times not be in default of any material provisions thereunder.

         Section 9.21. Repayment of Other Debt.

                  (a) QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or modify any Senior Note Document or repay the principal of, or make any other payment in relation to, the Senior Notes; provided, so long as no Borrowing Base deficiency then exists under Section 2.07(c) or would result therefrom, and no Default or Event of Default has occurred and is continuing or would result therefrom, the foregoing shall not prohibit (i) the payment of interest on the Senior Notes, (ii) the repayment of the Senior Notes with the proceeds of any refinancing thereof (provided that such refinancing Debt is on terms substantially similar to the Senior Notes),
(iii) modifications or amendments to the Senior Notes or the Senior Note Documents if the effect thereof could not be expected to have a Material Adverse Effect and otherwise do not involve the amendment or modification of provisions which would increase interest rates, principal or interest payment amounts, total principal amounts, or require payment of any such amounts at earlier times, or similar terms and provisions, and (iv) the consummation of the transactions permitted under the Side Letter.

                  (b) QSRD and the Borrower shall not, and shall not permit any Subsidiary to, amend, supplement, or modify the DEM Subordinated Debt in any material respect; provided, however, that nothing contained herein shall prohibit the prepayment of the DEM Subordinated Debt prior to its scheduled maturity upon terms not more onerous that those contained in the agreements governing the DEM Subordinated Debt as in effect on the Closing Date.

         Section 9.22. Limitations on Capital Expenditures. QSRD and the Borrower shall not, and shall not permit any Subsidiaries to, make or pay any capital expenditures (other than maintenance and emergency capital expenditures and capital expenditures constituting Permitted Acquisitions) if, after giving effect thereto, the aggregate of all such expenditures would exceed (i) in the aggregate during any 12 month period, on a cumulative basis for the first 12 months commencing July 1, 1999, and for each 12 month period ending at the end of each month thereafter, $12,000,000, or (ii) in the aggregate, for the period from the Closing Date through the Maturity Date, $18,000,000.

         Section 9.23. Preferred Stock. QSRD and the Borrower shall not, and shall not permit any Subsidiary to, issue any Preferred Stock other than Permitted Preferred Stock.

         Section 9.24. Securities Accounts. Borrower shall not establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets to the extent permitted by this Agreement. Upon the occurrence and during the continuance of a Default or Event of Default, Collateral Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Administrative Agent's Account.

         Section 9.25. QSR Canada. Borrower shall not permit QSR Canada to acquire any assets in the aggregate amount in excess of $200,000, incur any indebtedness or other liabilities in the aggregate amount in excess of $150,000 to any Persons other than the Lender Group, or conduct any business other than the provision of general and administrative services, including management services, to QSRD and its Subsidiaries. Borrower shall not, and shall not permit any of its Subsidiaries to, conduct any transactions with or make any loans or advances to or investment in QSR Canada.

                                   ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

         Section 10.01. Events of Default. One or more of the following events shall constitute an "Event of Default":

                  (a) the Borrower or any Obligor shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower or any Obligor shall default in the payment of any fees or other amount payable by it hereunder or under any Loan Document and such default shall continue unremedied for a period of 3 Business Days; or

                  (b) QSRD, the Borrower or any Subsidiary Guarantor shall default in the payment when due of any principal of or interest on any of its Debt (including the Subordinated Debt) aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to permit, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or QSRD shall become obligated to mandatorily redeem any of the Preferred Stock or a "mandatory redemption event" shall occur under the Certificate of Designation for any class of Preferred Stock; or

                  (c) any representation, warranty or certification made or deemed made herein or in any Security instrument by QSRD, the Borrower or any Subsidiary Guarantor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) QSRD or the Borrower shall default in the performance of any of its obligations or any requirement shall not be complied with under
Article IX; or QSRD, the Borrower or any Subsidiary Guarantor shall default in the performance of any of its obligations under Article VIII, under any other Article of this Agreement other than under Article IX or any Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 15 days after the occurrence thereof, with the exception of those provisions that contain separately stated time periods during which performance is to occur, as to which the permissible period for such default to continue unremedied shall be 5 days; or

                  (e) QSRD or the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) QSRD or the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of QSRD or the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of either QSRD or the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against either QSRD or the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) a judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court against QSRD, the Borrower or any Subsidiary Guarantor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and QSRD, the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or QSRD, the Borrower, any Subsidiary Guarantor or any Person on their behalf shall so state in writing; or

                  (j) any Subsidiary Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f) or (g) hereof; or

                  (k) the occurrence of a Change of Control.

         Section 10.02. Remedies. If any Event of Default shall have occurred and be continuing, or, with respect to clause (d) below, also upon the occurrence and during the continuance of any other Triggering Event, then:

                  (a) in the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (j) to the extent it relates to clauses (e), (f) or (g), the Administrative Agent may and, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) in the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (j) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the other Loan Documents shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Indebtedness, whether by acceleration or otherwise shall be applied in accordance with the provisions of Section 2.15 hereof.

                  (d) Administrative Agent may distribute the Transfer Order Letters to the addressees thereof as it shall determine.

                                   ARTICLE XI
                                    THE AGENT

         Section 11.01. Appointment, Powers and Immunities.

                  (a) Each member of the Lender Group hereby designates and appoints Administrative Agent as its administrative agent under this Agreement and the other Loan Documents and Collateral Agent as its collateral agent under this Agreement and the other Loan Documents. Each member of the Lender Group hereby irrevocably authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this Article XI. The provisions of this Article XI are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders. No Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the other members of the Lender Group, and has only the contractual duties set forth in this Agreement and the other Loan Documents. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No member of the Lender Group shall have any right of action whatsoever against each such Agent as a result of such Agent acting or failing to act hereunder pursuant to such discretion (other than any action taken or failure to act arising out of such Agent's gross negligence or willful misconduct) and any such action taken or failure to act pursuant to such discretion shall be binding on the Lender Group. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or Collateral Agent, each of the members of the Lender Group agree that, as long as this Agreement remains in effect: (i) (A) Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Indebtedness, the Loans, the Letters of Credit, payments made by the Borrower, and related matters, and (B) Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) Administrative Agent shall have the right to make the Loans, and the Letters of Credit, for itself or on behalf of the applicable Lenders as provided in the Loan Documents; (iv) [intentionally omitted]; (v) [intentionally omitted]; (vi) (A) Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Obligors, the Indebtedness, or otherwise related to any of same to the extent reasonably incidental to the exercise by Administrative Agent of the rights and remedies specifically authorized to be exercised by Administrative Agent by the terms of the Loan Documents, and (B) Collateral Agent shall have the right to perform, exercise, and enforce such other rights and remedies of the Lender Group with respect to the Obligors, the Indebtedness, the Collateral, or otherwise related to any of same to the extent reasonably incidental to the exercise by Collateral Agent of the rights and remedies specifically authorized to be exercised by Collateral Agent by the terms of the Loan Documents ; and (vii) Administrative Agent and Collateral Agent each shall have the right to incur and pay such fees and Lender Group Expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Administrative Agent may deem and treat the payee of any Indebtedness as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Indebtedness shall have been filed with Administrative Agent. Each member of the Lender Group further consents to (y) the execution, delivery, and performance by Administrative Agent or Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lender Group as contemplated by this Agreement, and
(z) the terms of such Loan Documents.

                  (b) Except as otherwise provided in this section, each of Administrative Agent and Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each of Administrative Agent and

Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

                  (c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any members of the Lender Group for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate thereof, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any member of the Lender Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of its Subsidiaries or Affiliates.

         Section 11.02. Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to the Obligors or counsel to any member of the Lender Group), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lender Group against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all members of the Lender Group.

         Section 11.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and Lender Group Expenses required to be paid to Administrative Agent for the account of the Lender Group or the failure of Borrower to reimburse for Letter of Credit drawings, except with respect to Events of Default of which Administrative Agent has actual knowledge, and unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a

"Notice of Default." Administrative Agent promptly will notify the Lender Group of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Sections 11.02 and 11.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 11.04. Rights as a Lender.

                  (a) With respect to its Commitment and the Loans made by it and its participation in the issuance of Letters of Credit, Foothill Capital Corporation (and any successor acting as Administrative Agent, if any, as permitted by Section 11.08(a) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Foothill Capital Corporation (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Foothill Capital Corporation (and its successors) and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

                  (b) With respect to its Commitment and the Loans made by it, Ableco Finance LLC (and any successor acting as Collateral Agent, if any, as permitted by Section 11.08(b) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Collateral Agent in its individual capacity. Ableco Finance LLC (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Ableco Finance LLC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

         Section 11.05. COSTS AND EXPENSES; INDEMNIFICATION. EACH AGENT MAY INCUR AND PAY FEES, COSTS, AND LENDER GROUP EXPENSES UNDER THE LOAN DOCUMENTS TO THE EXTENT SUCH AGENT DEEMS

REASONABLY NECESSARY OR APPROPRIATE FOR THE PERFORMANCE AND FULFILLMENT OF ITS FUNCTIONS, POWERS, AND OBLIGATIONS PURSUANT TO THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COURT COSTS, REASONABLE ATTORNEYS FEES AND EXPENSES, COSTS OF COLLECTION BY OUTSIDE COLLECTION AGENCIES AND AUCTIONEER FEES AND COSTS OF SECURITY GUARDS OR INSURANCE PREMIUMS PAID TO MAINTAIN THE COLLATERAL, WHETHER OR NOT BORROWER IS OBLIGATED TO REIMBURSE THE LENDER GROUP FOR SUCH EXPENSES PURSUANT TO THE LOAN AGREEMENT OR OTHERWISE. EACH LENDER HEREBY AGREES THAT IT IS AND SHALL BE OBLIGATED TO PAY TO OR REIMBURSE AGENT FOR THE AMOUNT OF SUCH LENDER'S PERCENTAGE SHARE THEREOF. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENT-RELATED PERSONS (WITHOUT LIMITING THE OBLIGATION OF THE OBLIGORS TO DO SO), ACCORDING TO THEIR PERCENTAGE SHARES, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES (INCLUDING WITHOUT LIMITATION INDEMNIFIED LIABILITIES ARISING UNDER ANY ENVIRONMENTAL LAW AS PROVIDED HEREIN); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE ADMINISTRATIVE AGENT OR COLLATERAL AGENT, AS THE CASE MAY BE, UPON DEMAND FOR SUCH LENDER'S RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS FEES AND EXPENSES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN . THE UNDERTAKING IN THIS SECTION SHALL SURVIVE THE PAYMENT OF ALL INDEBTEDNESS AND OTHER OBLIGATIONS HEREUNDER AND THE RESIGNATION OR REPLACEMENT OF ANY AGENT.

                  Section 11.06. Non-Reliance on Agent and other Lenders. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of the Obligors and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of QSRD and its Subsidiaries, including the Borrower, and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lender Group by an Agent, no Agent shall have any duty or responsibility to provide any member of the Lender Group with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of QSRD and its Subsidiaries, including the Borrower, and any other Person (other than the Lender Group) party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         Section 11.07. Action by Agents. Except for action or other matters expressly required of any Agent hereunder, such Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking, not taking or continuing to take any such action. The instructions of the Majority Lenders and any action taken or failure to act pursuant thereto by such Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, such Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall any Agent be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement and the Loan Documents or applicable law.

         Section 11.08. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by notice to the Lender Group and Borrower (for the benefit of the Obligors). Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Majority Lenders and have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 45 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Majority Lenders shall perform all of the duties of Administrative Agent until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above.

                  (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by notice to the Lender Group and Borrower (for the benefit of the Obligors). Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Majority Lenders and have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 45 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Majority Lenders shall perform all of the duties of Collateral Agent until such time, if any, as the Majority Lenders appoint a successor Collateral Agent as provided above.

         Section 11.09. Collateral Sub-Agents. Each member of the Lender Group by its execution and delivery of this Agreement (or any joinder hereto or any Assignment hereunder) agrees that, in the event it shall hold any monies or other investments on account of Borrower or any other Obligor, such monies or other investments shall be held in the name and under the control of such member of the Lender Group, and such member of the Lender Group shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.

         Section 11.10. Communications by Obligors. Except as otherwise provided in this Agreement, the Obligors' communications with respect to the Loan Documents shall be with Administrative Agent or Collateral Agent, as the case may be, and the Obligors shall not be under any obligation to communicate directly with the Lenders.

         Section 11.11. Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral
(i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies in writing to Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower and the other Obligors owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to Borrower or any other Obligor under a lease that has expired or is terminated in a transaction permitted under this Agreement, or
(v) which, in the aggregate with all other dispositions of Collateral, has a fair market value or book value, whichever is less, of $1,000,000 or less. Except as provided above or expressly provided in any other Loan Document, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by Collateral Agent or Borrower at any time, Administrative Agent and the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 11.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Indebtedness or any Liens (other than those expressly being released) upon (or obligations of Borrower or the other Obligors in respect of) all interests retained by Borrower or the other Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Collateral Agent shall have no obligation whatsoever to any other member of the Lender Group to assure that the Collateral exists or is owned by Borrower or any other Obligor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, absent the Collateral Agent's gross negligence or willful misconduct, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any other member of the Lender Group as to any of the foregoing, except as otherwise provided herein.

         Section 11.12. Restrictions on Actions by the Agents and the Lenders; Sharing Payments.

                  (a) Each of the Agents and each of the Lenders agrees that it shall not, without the express consent of the Agents, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Collateral Agent, set off against the Indebtedness, any amounts owing by such member of the Lender Group to Borrower or any other Obligor or any accounts of Borrower or any other Obligor now or hereafter maintained with such member of the Lender Group. Each of the Agents and each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent , take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such member of the Lender Group any preference or priority against the other members of the Lender Group with respect to the Collateral.

                  (b) Subject to Section 11.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Indebtedness arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of the Lender Group and for apportionment and application to the Indebtedness in accordance with Section 2.14 hereof.

         Section 11.13. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their Percentage Shares, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any member of the Lender Group any interest in, or subject any member of the Lender Group to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other member of the Lender Group. Each Lender shall be solely responsible for notifying its participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no member of the Lender Group shall have any obligation, duty, or liability to any participant of any other Lender. Except as provided in Section 11.05, no Agent or any Lender shall have any liability for the acts of the other Agent or any other Lender. No Lender shall be responsible to Borrower, any other Obligor, or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

                                  ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01. Waiver. No failure on the part of the Agents or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02. Notices. All notices and other communications provided for herein and in the Loan Documents (including, without Limitation, any modifications of, or waivers or consents under, this Agreement or the Loan Documents) shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Loan Documents, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, or in the case of overnight courier, one (1) Business Day after the date deposited with such courier, in each case given or addressed as aforesaid.

         Section 12.03. PAYMENT OF EXPENSES, INDEMNITIES, ETC. THE BORROWER
AGREES:

                  (a) WHETHER OR NOT THE TRANSACTIONS HEREBY CONTEMPLATED ARE CONSUMMATED, TO PAY ALL LENDER GROUP EXPENSES; AND PROMPTLY REIMBURSE THE AGENTS FOR ALL AMOUNTS EXPENDED, ADVANCED OR INCURRED BY THE AGENTS OR THE LENDERS TO SATISFY ANY OBLIGATION OF ANY OBLIGOR UNDER THIS AGREEMENT OR ANY SECURITY INSTRUMENT;

                  (b) TO INDEMNIFY THE AGENTS AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (1) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (11) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF QSRD AND ITS SUBSIDIARIES, (IV) THE FAILURE OF QSRD OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, THIS AGREEMENT OR WITH

ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY OBLIGOR SET FORTH IN ANY OF THE LOAN DOCUMENTS,
(VI) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE ANY AMOUNTS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENTS OR A LENDER'S SHAREHOLDERS AGAINST THE AGENTS OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

                  (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO QSRD OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT IMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY QSRD OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO QSRD OR ANY OF ITS SUBSIDIARIES, (III) DUE TO PAST OWNERSHIP BY QSRD OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY QSRD OR ANY OF ITS SUBSIDIARIES, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENTS OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (d) NO INDEMNIFIED PARTY MAY SETTLE ANY CLAIM TO BE INDEMNIFIED WITHOUT THE CONSENT OF THE INDEMNITOR, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD; PROVIDED, THAT THE INDEMNITOR MAY NOT REASONABLY WITHHOLD CONSENT TO ANY SETTLEMENT THAT AN INDEMNIFIED PARTY PROPOSES IF THE INDEMNITOR DOES NOT HAVE THE FINANCIAL ABILITY TO PAY ALL ITS OBLIGATIONS OUTSTANDING AND ASSERTED AGAINST THE INDEMNITOR AT THAT TIME, INCLUDING THE MAXIMUM POTENTIAL CLAIMS AGAINST THE INDEMNIFIED PARTY TO BE INDEMNIFIED PURSUANT TO THIS SECTION 12.03.

                  (e) IN THE CASE OF ANY INDEMNIFICATION HEREUNDER, THE AGENTS OR LENDERS, AS APPROPRIATE, SHALL GIVE NOTICE TO THE BORROWER OF ANY SUCH CLAIM OR DEMAND BEING MADE AGAINST THE INDEMNIFIED PARTY AND THE BORROWER SHALL HAVE THE NON-EXCLUSIVE RIGHT TO JOIN IN THE DEFENSE AGAINST ANY SUCH CLAIM OR DEMAND.

                  (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                  (g) THE BORROWER'S OBLIGATIONS UNDER THIS SECTION 12.03 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE INDEBTEDNESS AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT.

                  (h) THE BORROWER SHALL PAY ANY AMOUNTS DUE UNDER THIS SECTION
12.03 WITHIN 30 DAYS OF THE RECEIPT BY THE BORROWER OF NOTICE OF THE AMOUNT DUE.

         Section 12.04. Amendments, Etc. Any provision of this Agreement, or any Security Instrument may be amended, modified or waived with QSRD's, the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends or delays the date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other payments due to Lenders (or any of them) hereunder or under any other Loan Document, increases the Aggregate Maximum Credit Amounts, modifies any term herein providing for the determination of the Borrowing Base, forgives any Indebtedness outstanding under this Agreement, releases any Obligor from any obligation for the payment of money, releases the Collateral Agent's Lien upon Collateral (except as expressly required by the terms of this Agreement) the aggregate PV-10 Value of which exceeds $1,000,000 during any fiscal year, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), 2.9, 2.10, 2.14, , this Section
12.04 or Section 12.06, subordinates the Collateral Agent's Liens to the Liens of any other creditor of an Obligor, or modifies the definition of "Borrowing Base", "Majority Lenders", "Percentage Share" or "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which changes the Maximum Credit Amount or extends the Commitments of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of any Agent shall be effective without the consent of such Agent.

         Section 12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06. Assignments and Participations.

                  (a) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Lender as the registered owner of the Loans held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                  (b) In the event that any Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (c) No Obligor, including the Borrower, may assign its rights or obligations hereunder or under any other Loan Documents without the prior consent of all of the Lenders and the Agents.

                  (d) Any Lender may, upon the written consent of the Agents and, unless an Event of Default has occurred and is continuing, the written consent Borrower (which consent will not be unreasonably withheld and which consent is not required for assignments to Affiliates of a Lender), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E-1 (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $5,000 for each assignment. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Agents. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06 and 12.03 shall not be affected). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Schedule C-1 giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders. Anything contained herein to the contrary notwithstanding, the consent of the Agents or the Borrower shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by, a Lender.

                  (e) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(e) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would
(w) forgive or reduce the amount of principal due hereunder, (x) extend the Revolving Credit Termination Date or the Maturity Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the Collateral or any guarantor (except as expressly provided herein or in any Loan Document) supporting any of the Commitments or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (f) The Lenders may furnish any information concerning the Obligors in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

                  (g) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its portion of the Indebtedness to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (h) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require QSRD or the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         Section 12.07. Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

         Section 12.08. Counterparts. Each Loan Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09. References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 12.10. Survival. The obligations of the parties under Section 4.06, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent's Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and QSRD and the Borrower shall take and shall cause each Subsidiary Guarantor to take, such action as may be reasonably requested by the Agents and the Lenders to effect such reinstatement.

         Section 12.11. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12. NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.13. GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED, AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER, AND PROCEDURE FOR FORECLOSURE OF COLLATERAL AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF THE LENDER GROUP'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF QSRD, BORROWER OR THE LENDER GROUP, QSRD AND BORROWER HEREBY CONSENT AND AGREE THAT THE SUPREME COURT OF NEW YORK, NEW YORK, OR, AT AGENTS' OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN QSRD, BORROWER AND THE LENDER GROUP PERTAINING TO THIS AGREEMENT OR TO ANY MATTER

ARISING OUT OF OR RELATED TO THIS AGREEMENT. QSRD AND BORROWER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND QSRD AND BORROWER HEREBY WAIVE ANY OBJECTION THAT QSRD OR BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS, HEREBY CONSENT TO THE EXERCISE OF PERSONAL JURISDICTION OF SUCH COURT, AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. QSRD AND BORROWER HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND OTHER PROCESS MAY BE MADE UPON BOTH QSRD AND BORROWER BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE LENDER GROUP TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE LENDER GROUP OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  (b) EACH OF QSRD, THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
(III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

         Section 12.14. Interest. It is the intention of the parties hereto that the Agent or each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it-(including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agents or any Lender that is contracted for, taken, reserved, charged or received by the Agents or such Lender under any of the Loan Documents or agreements or otherwise in connection with the Indebtedness shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Indebtedness is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agents or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agents or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agents or such Lender, as applicable, on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agents or such Lender to the Borrower). All sums paid or agreed to be paid to the Agents or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agents or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Agents or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agents or such Lender pursuant to this
Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agents or such Lender would be less than the amount of interest payable to the Agents or such Lender computed at the Highest Lawful Rate applicable to the Agents or such Lender, then the amount of interest payable to the Agents or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agents or such Lender until the total amount of interest payable to the Agents or such Lender shall equal the total amount of interest which would have been payable to the Agents or such Lender if the total amount of interest had been computed without giving effect to this
Section 12.14

         For purposes of this Section 12.14, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between Borrower and the Lender Group that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of

America. It is intended that, in the event that, notwithstanding the parties' express choice of other law to be applicable to this Agreement, the laws of the State of Texas are included in determining applicable law, Chapters 301 through 306 of the Texas Finance Code shall be included in any such determination, and that, for the purpose of applying the Texas Finance Code to this Agreement, the maximum interest rate shall be the "weekly ceiling" (as such term is used in Chapter 303 of the Texas Finance Code) from time to time in effect. Any Lender may, from time to time, as to current and future balances, implement any other ceiling under Chapter 303 of the Texas Finance Code by notice to Borrower, if and to the extent permitted by Chapter 303 of the Texas Finance Code. The parties hereto expressly agree, pursuant to Section 346.004 of the Texas Finance Code, that Chapter 346 of the Texas Finance Code shall not apply to this Agreement or to any Loan and that neither this Agreement nor any Loan shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

         The right to accelerate the maturity of the Indebtedness does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

         Section 12.15. Confidentiality. Each member of the Lender Group agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, the Confidential Information and to use reasonable precautions to prevent such member of the Lender Group's unauthorized use of the Confidential Information; provided, however, that nothing herein shall limit the disclosure of any Confidential Information (a) to the extent required by statute, rule, regulation or judicial process, (b) (i) to any other member of the Lender Group, (ii) to counsel for such member of the Lender Group on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Indebtedness or the Loan Documents or the transactions contemplated thereunder, or (iii) to counsel for any other member of the Lender Group on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Indebtedness or the Loan Documents or the transactions contemplated thereunder, (c) to examiners, auditors, accountants or Securitization Parties on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Indebtedness or the Loan Documents or the transactions contemplated thereunder and the disclosing party is reasonably certain that such Person will hold the Confidential Information in confidence as if such Person were bound by confidentiality provisions similar in substance to this Section 12.15 in all material respects,
(d) in connection with any litigation to which the Lender Group is a party, (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.15 in all material respects, or (f) pursuant to the sale of the relevant Collateral by the Lender Group in connection with the exercise of the Lender Group's remedies upon the occurrence and during the continuation of an Event of Default.

The Lender Group agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clauses (a) or (d) hereof, it will make reasonable efforts to keep Borrower on behalf of the Obligors informed of such request or identification (and, unless prohibited by applicable law, statute, regulation, or court order, concurrently with, or where practicable, prior to the disclosure thereof); provided, however, that each Obligor acknowledges that the Lender Group may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Lender Group may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, and that Borrower shall be kept informed reasonably of such requests and review of Confidential Information.

         Section 12.16. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND RAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         Section 12.17. Designated Senior Indebtedness. QSRD and the Borrower hereby designate all Indebtedness outstanding under this Agreement and the other Loan Documents to be "Designated Senior Indebtedness" (as defined in the Offering Memorandum dated July 15, 1995 relating to the DEM Subordinated Debt) for purposes of the DEM Subordinated Debt and to be "designated senior indebtedness," "guarantor senior indebtedness," "designated guarantor senior indebtedness" or any other similar or equivalent classification under any debt instrument or agreement to which either QSRD or the Borrower is now or hereafter a party.

         Section 12.18. Amendments to Prior Loan Documents. The loan documents executed and delivered in connection with the Prior Credit Agreement are being amended and restated contemporaneously with this Agreement. Each Lender hereby consents to such action.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




                       [SIGNATURES BEGIN ON THE NEXT PAGE]

                                  QUEEN SAND RESOURCES, INC.,
                                  a Delaware corporation


                                  By:
                                           ------------------------------------
                                           Robert P. Lindsay
                                           Chief Operating Officer


                                  By:
                                           ------------------------------------
                                           Ronald I. Benn
                                           Chief Financial Officer


                                  QUEEN SAND RESOURCES, INC.,
                                  a Nevada corporation


                                  By:
                                           ------------------------------------
                                           Robert P. Lindsay
                                           Vice President


                                  By:
                                           ------------------------------------
                                           Ronald I. Benn
                                           Vice President


                                  Address for Notices for QSRD and the Borrower:

                                  Queen Sand Resources, Inc.
                                  13760 Noel Road, Suite 1030
                                  Dallas, Texas 75240
                                  Attention: Robert P. Lindsay
                                  Telephone: (972) 233-9906
                                  Facsimile: (972) 233-9575
                                   with a copy to:


                                   Queen Sand Resources, Inc.
                                   30 Metcalfe Street
                                   Ottawa, Canada KIP 5L4
                                   Attention: Mr. Ronald Benn
                                   Telephone: (613) 230-7211
                                   Facsimile: (613) 230-6055

                                   and

                                   Haynes & Boone LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas 75202-3789
                                   Attention: Mr. William L. Boeing
                                   Telephone: (214) 651-5553
                                   Facsimile: (214) 651-5940

COLLATERAL AGENT:                  ABLECO FINANCE LLC, as Collateral Agent


                                   By:
                                            ------------------------------------
                                            Kevin P. Genda
                                            Senior Vice President and
                                            Chief Credit Officer


                                   Address for Notices:

                                   450 Park Avenue.
                                   New York, New York 10022
                                   Attention: Kevin P. Genda
                                   Telephone: (212) 891-2117
                                   Facsimile: (212) 755-3009








                                   with a copy to:

                                   BROBECK PHLEGER & HARRISON LLP
                                   550 South Hope Street, Suite 2100
                                   Los Angeles, California 90071
                                   Telephone: (213) 489-4060
                                   Facsimile: (213) 745-3345
                                   Attention: John Francis Hilson, Esq.

ADMINISTRATIVE AGENT:               FOOTHILL CAPITAL CORPORATION


                                    By:
                                            ------------------------------------
                                            Brian Duffy
                                            Vice President

                                   Address for Notices

                                   11111 Santa Monica Boulevard
                                   Los Angeles, California 90025
                                   Attention: Business Finance Division Manager
                                   Telephone: (310) 996-7000
                                   Facsimile: (310) 478-9788

LENDER:                            ABLECO FINANCE LLC


                                   By:
                                            ------------------------------------
                                            Kevin P. Genda
                                            Senior Vice President and
                                            Chief Credit Officer

LENDER:                            FOOTHILL CAPITAL CORPORATION


                                   By:
                                            ------------------------------------
                                            Brian Duffy
                                            Vice President

                                     ANNEX I

                  MAXIMUM CREDIT AMOUNTS AND PERCENTAGE SHARES


            Lender                          Max. Credit Amt.                      Percentage Share

Ableco Finance LLC                            $27,500,000                              55.00%

Foothill Capital                              $22,500,000                              45.00%
Corporation
--------------------------------------------------------------------------------------------------
             Total                            $50,000,000                                100%




                                   Annex I-1